Raven Fund I, LLC

Managed by

Indie Crowd Funder, LLC.

Up to $50,000,000 in Common Shares

Raven Fund I, LLC is a newly organized Wyoming limited liability company formed to develop, produce, invest in, distribute, manage and structure a diversified portfolio of horror genre entertainment investments, between $1 and $5 million dollars per investment. We expect to use substantially all of the net proceeds from this offering to develop, produce, invest in, distribute, manage and structure motion picture, television, new media, and other entertainment-related production financing, equity investments, mezzanine loans, and participations in such financing and investments (“Entertainment Properties”). We may also invest in entertainment-related equity securities, debt securities, tax credit financing, and other entertainment-related assets.

We are externally managed by Indie Crowd Funder, LLC, or our Manager, which is an funding portal registered with the Securities and Exchange Commission, or SEC. Indie Crowd Funder, LLC, owns and operates an online investment platform www.indiecrowdfunder.com (the “Platform”) that allows investors to become equity holders in motion picture opportunities that may have been historically difficult to access for some investors. Through the use of the Platform, investors can browse and screen motion picture investments, view details of an investment and sign legal documents online.

We are offering up to $50,000,000 in our common shares, which represent limited liability company interests in our company, to the public at $1.00 per share. The minimum investment in our common shares for initial purchases is 100 shares, or $100 based on the current per share price. We expect to offer common shares in this offering until we raise the maximum amount being offered, unless terminated by our Manager at an earlier time. The per share purchase price for our common shares will remain $1.00 per share, until our common shares are listed for trading on OTC secondary exchange or other trading markets.

We intend to distribute our shares principally through the IndieCrowdFunder Platform.

Investing in our common shares is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” to read about the more significant risks you should consider before buying our common shares. These risks include the following:

·         We depend on our Manager to select our investments and conduct our operations. We will pay fees and expenses to our Manager and its affiliates that were not determined on an arm’s length basis, and therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

·         We have no operating history, and as of the date of this offering circular, our total assets consist of $1,000 in cash. The prior performance of our Manager and any affiliated entities may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

·         This is a “blind pool” offering because we have not identified any investments to develop, produce, invest in, distribute, manage and structure with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing shares.

&# 183;         Our Manager’s executive officers, key motion picture industry and finance professionals are also officers, directors, managers and/or key professionals of our sponsor.  As a result, they may face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by our Manager’s compensation arrangements with us and other affiliates of our sponsor.

·         Our Manager may manage or sponsor other companies that compete with us, and our sponsor does not have an exclusive management arrangement with us; however, our Manager will adopted a policy for allocating investments between different companies that it manages or sponsors with similar investment strategies.

·         This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act of 1933, as amended, or the Securities Act.  The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

·         If we raise substantially less than the maximum offering amount, we may not be able to develop, produce, invest in, distribute, manage and structure a diverse portfolio of entertainment investments and the value of your shares may vary more widely with the performance of specific assets. We may commence operations with as little as $2,000,000.

·         If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

·         We may change our investment guidelines without shareholder consent, which could result in investments that are different from those described in this offering circular.

·         Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for developing, producing, investing in, distributing, managing and structuring of entertainment investments and your overall return may be reduced.

·         Our operating agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our operating agreement require our Manager to list our shares for trading by a specified date.  No public market currently exists for our shares.  Until our shares are listed, if ever, you may not sell your shares.  If you are able to sell your shares, you may have to sell them at a substantial loss.

·         Our intended investments motion picture production financing, equity investments, mezzanine and tax credit loans and other select entertainment-related assets will be subject to risks relating to the volatility in the value of the underlying market, default on underlying income streams, fluctuations in interests rates, and other risks associated with debt, and entertainment investments generally.  These investments are only suitable for sophisticated investors with a high-risk investment profile.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

	Per Share		Total Minimum			Total Maximum

Public Offering Price (1)		$1.00		$2,000,000.00	(2)		$50,000,000.00
Underwriting Discounts and Commissions (3)		$—		$—			$—
Proceeds to Us from this Offering to the Public (Before Expenses)		$1.00		$2,000,000.00	(2)		$50,000,000.00
Proceeds to Us from the Private Placements to our Manager and its Affiliate (Before Expenses)	$	---	$	----		$	----
Total Proceeds to Us (Before Expenses)		$1.00		$2,000,000.00			$50,000,000.00

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our common shares.

(1)

The price per share shown was arbitrarily determined by our Manager and will apply until our price per share will be determined by listing our common shares for trading on OTC secondary exchange or other trading markets.

(2)

This is a “best efforts” offering.  We will not start operations or draw down on investors’ funds and admit investors as shareholders until we have raised at least $2,000,000 in this offering. Until the minimum threshold is met, investors’ funds will be revocable and will remain with a qualified escrow agent. If we do not raise $2,000,000 within 12 months, we will cancel the offering and release all investors from their commitments.  See “How to Subscribe”.

(3)

Investors will not pay upfront selling commissions in connection with the purchase of our common shares. We will reimburse our Manager for organization and offering costs, which are expected to be approximately $1,000,000. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 50% of the aggregate gross offering proceeds from this offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full. See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.

We will offer our common shares on a best efforts basis through the online IndieCrowdFunder Platform. IndieCrowdFunder, LLC involved in the offer and sale of the shares being offered hereby is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA. No person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of our common shares.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The date of this offering circular is October 17, 2016

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments, update our per share amount, or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on the IndieCrowdFunder Platform website, www.indiecrowdfunder.com. The contents of the IndieCrowdFunder Platform website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Our sponsor and those selling shares on our behalf in this offering will be permitted to make a determination that the purchasers of shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the shareholder regarding the shareholder’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our common shares are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our common shares does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person; or

2.

earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

OFFERING SUMMARY

This offering summary highlights material information regarding our business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire offering circular carefully, including the “Risk Factors” section before making a decision to invest in our common shares.

Raven Fund I, LLC

Raven Fund I, LLC is a newly organized Wyoming limited liability company formed to develop, produce, invest in, distribute, manage and structure a diversified portfolio of horror genre entertainment investments, between $1 and $5 million dollars per investment. We expect to use substantially all of the net proceeds from this offering to develop, produce, invest in, distribute, manage and structure motion picture production financing, equity investments, mezzanine loans, and participations in such financing and investments in motion pictures. We may also invest in motion picture-related equity securities, debt securities, tax credit financing, and other motion picture-related assets.

Our office is located at 1901 Avenue Of The Stars, 2nd Floor, Los Angeles, CA 90067. Our telephone number is (310) 461-1676. Information regarding our company is also available on our web site at www.indiecrowdfunder.com.

Investment Strategy

We intend to use substantially all of the net proceeds of this offering to develop, produce, invest in, distribute, manage and structure a diversified portfolio of entertainment investments, between $1 and $5 million dollars per investment, through the use of loans (including senior and subordinated mezzanine loans, and participations in such loans) and equity investments in motion picture industry films and television. We may also invest in entertainment industry-related debt securities (including senior unsecured debt), tax credit financing and other motion picture industry-related assets.

We will seek to create and maintain a diversified portfolio of entertainment investments that generate a modest income stream of attractive and consistent cash distributions, while obtaining growth and liquidity. Our focus on investing in equity and debt instruments will emphasize the payment of current & future returns to investors with an eye on preservation and growth of invested capital as one of our investment objectives. We will have emphasis on seeking long-term capital appreciation from our investments, which is typical of more opportunistic equity-oriented strategies. We expect to provide liquidity to our shareholders by listing our common shares for trading on OTC secondary exchange or other trading markets, within three years from the completion of this offering.

Our Manager along with the advisory board entertainment industry professionals intends to directly develop, produce, manage, structure, underwrite and originate many of the equity and debt products in which we invest as this provides for the best opportunity to control our borrower and partner relationships and optimize the terms of our entertainment investments. Our process, which our management team has successfully developed over their careers in a variety of market conditions and implemented at our sponsor, will involve comprehensive industry, financial, structural, operational and legal due diligence of our borrowers and equity partners in order to optimize pricing and structuring and mitigate risk. We feel the current and future market environment provides a wide range of opportunities to generate compelling entertainment investments with strong risk-return profiles for our shareholders.

Investment Objectives

Our primary investment objectives are:

·         To obtain long-term capital appreciation

·         To maintain an attractive and consistent share price

·         To generate a modest income stream for investors

We will also seek to realize growth in the value of our entertainment investments by timing their sale to maximize value.

Market Opportunities

We believe that the near and intermediate-term market for investment in entertainment industry tax credit loans, entertainment industry equity investments, entertainment industry–related debt securities, and other entertainment industry or horror genre motion picture related assets is compelling from a risk–return perspective. Given the prospect of moderate to high profit potential for the horror genre motion pictures and entertainment investments, we favor a strategy weighted toward targeted equity investment alongside mezzanine and tax credit debt which maximize current income, with significant subordinate capital and downside structural protections. Since, returns typically associated with a single equity strategies are mostly “back-ended” and are dependent on asset appreciation, we believe that our duel equity and debt investment strategy, combined with the experience and expertise of our Manager’s management team and entertainment industry advisory board, will provide opportunities to develop, produce, invest in, distribute, manage and structure a diversified portfolio of horror genre entertainment investments with attractive current and accrued returns and strong structural features directly with entertainment production companies, thereby taking advantage of changing market conditions in order to seek the best risk-return dynamic for our shareholders. We believe the overall state of the domestic theatrical release window is healthy, with receipts on an upward swing for horror related feature films. According to Nash Information Services 2015 Summary, $389 million at the box office was generated by horror films. That same report highlights that 24 horror related feature films were distributed in wide release (600+ screens) and over 46.1 million tickets were sold to horror seeking moviegoers.

Our Manager

Indie Crowd Funder, LLC, our Manager, manages our day-to-day operations. Our Manager is a funding portal registered with the SEC. A team of entertainment and finance professionals, acting through our Manager, will make all the decisions regarding the selection, negotiation, financing and disposition of our entertainment investments, subject to the limitations in our operating agreement. Our Manager will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow, while growing and preserving our invested capital. Any and all asset management, marketing, investor relations and other administrative services may be provided by a wholly owned subsidiary of our Manager or any other third party.

About the IndieCrowdFunder Platform

We are an affiliate of Indie Crowd Funder, LLC, the owner and operator of an online financial platform focused on entertainment investments, which may be found on the website: www.indiecrowdfunder.com (the “Platform”).

Gregory Parker is the co-founder and Chief Executive Officer of Indie Crowd Funder, our Manager. Mr. Parker is responsible for overseeing the day-to-day operations of Indie Crowd Funder, LLC.

Management Compensation

Our Manager and its affiliates will receive a flat listing fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Our Manager will not receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our Manager and its affiliates.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Acquisition and Development Stage

Reimbursement of Acquisition / Origination Expenses — Manager	Manager has paid organization and offering expenses on our behalf. We will reimburse our Manager for these costs and future organization and offering costs it may incur on our behalf. We expect organization and offering expenses to be approximately $1,000,000.	$1,000,000

Operational Stage

Asset Management Fee — Manager	No Quarterly asset management fee will be charged	$0.00

Title III Servicing Fee – Indie Crowd Funder, LLC or Other Party	Servicing fee of 6% paid to Indie Crowd Funder, LLC for the servicing and administration of certain Title III offerings. Servicing fees may be waived at Indie Crowd Funder, LLC’s sole discretion.	Actual amounts are dependent upon the offering amount of each entertainment property; we cannot determine these amounts at the present time.

Producer Fee – Manager or Other Party	Producer fee for producing of each entertainment property investment. Whether to take a Producer fee is in the sole discretion of our Manager.	Actual amounts are dependent upon the entertainment project budget, and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses — Manager

We will reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us.  This does not include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs.

		Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

The expense reimbursements that we will pay to our Manager also include expenses incurred in the performance of services, including but not limited to any increases in insurance attributable to the management or operation of our company.

Liquidation/Listing Stage

Disposition Fees	None.	—

Summary of Risk Factors

Investing in our common shares involves a high degree of risk. You should carefully review the “Risk Factors” section of this offering circular, which contains a detailed discussion of the material risks that you should consider before you invest in our common shares.

Conflicts of Interest

Our Manager and its affiliates will experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its affiliates will face include the following:

·         Our Manager’s entertainment and finance industry professionals must determine which entertainment investment opportunities to recommend to us.

·         Our Manager’s entertainment and finance industry professionals will have to allocate their time among us, their business and other programs and activities in which they are involved.

·         The terms of our operating agreement (including the Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm’s length.

·         Our shareholders may only remove our Manager for “cause” following the affirmative vote of shareholders holding two-thirds of the outstanding common shares.  Unsatisfactory financial performance does not constitute “cause” under the operating agreement.

·         At some future date after we have acquired a substantial entertainment investment portfolio that our Manager determines would be most effectively managed by our own personnel, we may seek shareholder approval to internalize our management by acquiring assets and employing the key entertainment and finance industry professionals performing services to us on behalf of our Manager for consideration that would be negotiated at that time.  The payment of such consideration could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment.  Additionally, in an internalization transaction, our sponsor’s entertainment and finance industry professionals that become our employees may receive more compensation than they previously received from our sponsor or its affiliates.  These possibilities may provide incentives to these individuals to pursue an internalization transaction, even if an alternative strategy might otherwise be in our shareholder’s best interests.

·         Our Manager may, without shareholder consent unless otherwise required by law, determine that we should merge or consolidate through a roll-up or other similar transaction involving other entities, including entities affiliated with our Manager, into or with such other entities.

Distributions

Our Manager may or may not declare and pay distributions quarterly in arrears commencing in the first full quarter after the quarter in which our first entertainment investment has been distributed for 6 months; however, our Manager may declare other periodic distributions as circumstances dictate.

Any distributions we make will be at the sole discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. Distributions will be paid to shareholders as of the record dates selected by the Manager. In addition, distributions are computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, if we make distributions they are subject to federal income and excise taxes on our undistributed taxable income and gains. As a result, the Manager may also intends to make such additional distributions.

Any distributions that we make will directly impact our OTC share price, by reducing the amount of our assets. Our goal is to provide some level of reasonably income to the shareholders, through quarterly or other periodic distributions, while at the same time maintaining a fair level of consistency in our OTC share price. Over the course of your investment, your distributions plus the change in OTC share price (either positive or negative) will produce your total return.

Our distributions will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.

Valuation Policies

We may engage an independent valuation expert with expertise in appraising entertainment and tax credit loans and assets to provide annual valuations of certain entertainment assets and investments, including related liabilities, to be set forth in individual appraisal reports of the underlying entertainment assets, and to adjust those valuations for events known to the independent valuation expert that it believes are likely to have a material impact on previously provided estimates of the value of the affected entertainment assets and investments and related liabilities. Our Manager will inform the independent valuation expert if a material event occurs between scheduled annual valuations that our Manager believes may materially affect the value of our assets.

Our goal is to provide a reasonable estimate of the market value of our shares on a quarterly basis. However, the majority of our assets will consist of entertainment and tax credit loans and equity investments, as with any entertainment valuation protocol, the conclusions reached by our independent valuation expert will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our entertainment assets and investments. In addition, for any given quarter, our published per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. We will disclose the updated price and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the price information provided on our website.

Liquidity Event

Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our shareholders within three years from the completion of this offering. While we expect to seek a liquidity transaction earlier then this time frame, however, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or a roll-off to scheduled maturity of our assets, a sale or merger of the company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our common shares on a OTC, national securities exchange or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

Voting Rights

Our common shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the common shares, and removal of our Manager for “cause”.  Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders.  Our shareholders do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. For additional information, see “Description of Our Common Shares—Voting Rights.”

Other Governance Matters

Other than the limited shareholder voting rights described above, our operating agreement vests most other decisions relating to our assets and to the business of our company, including decisions relating to acquisitions, originations and dispositions, the engagement of asset managers, the issuance of securities in our company including additional common shares, mergers, dispositions, roll-up transactions, and other decisions relating to our business, in our Manager. See “Management” for more information about the rights and responsibilities of our Manager.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor any of our subsidiaries, is required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We anticipate that we will hold entertainment and entertainment-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

We intend to use substantially all of the net proceeds of this offering to develop, produce, invest in, distribute, manage and structure a diversified portfolio of entertainment investments, through the use of loans, including mezzanine loans, and equity investments in motion picture industry films, television, new media and virtual reality (VR). We may also invest in entertainment industry-related debt securities, tax credit financing and other motion picture industry-related assets.

We will monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act.

The securities issued by any wholly-owned or majority-owned subsidiary that we may form and that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. The determination of whether an entity is a majority-owned subsidiary of our company is made by us. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

We believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to the entertainment industry. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. See “Risk Factors—Risks related to Our Organizational Structure—Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.”

RISK FACTORS

An investment in our common shares involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

Risks Related to an Investment in Raven Fund I

We have no prior operating history, and the prior performance of our Manager or other entertainment investment opportunities sponsored by our Manager may not predict our future results.

We are a recently formed company and have no operating history. As of the date of this offering circular, we have not made any investments, and prior to our initial closing, our total assets will consist of approximately $1000 in cash. You should not assume that our performance will be similar to the past performance of our Manager or other entertainment investment opportunities sponsored by our Manager. Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

Because no public trading market for your shares currently exists, it maybe difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

Our operating agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our operating agreement require our Manager to list our shares for trading on a national securities exchange by a specified date. While we do expect to list our shares on an OTC, stock exchange or other trading market within the first three years from the completion of this offering, currently there is no public market for our shares. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards by law. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Manager in the acquisition of our entertainment investments and the ability of our Manager to source loan origination opportunities for us. In some cases we may also depend upon the performance of third-party loan servicers to service our loan investments. Except for investments that may be described in supplements to this offering circular prior to the date you subscribe for our shares, you will have no opportunity to evaluate the economic merits or the terms of our investments before making a decision to invest in our company. You must rely entirely on the management abilities of our Manager and the loan servicers our Manager may select. We cannot assure you that our Manager will be successful in obtaining suitable investments on financially attractive terms or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we, through our Manager, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets in a manner that is consistent with all applicable law. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return will be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, our organization documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of proceeds to fund distributions. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund any distributions. If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments, and your overall return may be reduced.

Future disruptions in the financial markets or deteriorating economic conditions could adversely impact the entertainment market as well as the market for entertainment-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to originate, develop, produce, invest in, distribute, manage and structure a diversified portfolio of entertainment equity, loans and other entertainment investments, between $1 and $5 million dollars per investment. We may also invest in entertainment related debt securities, and other entertainment-related assets. Economic conditions greatly increase the risks of these investments. The value of collateral securing any entertainment loan investment we may make could decrease below the outstanding principal amount of such loan. In addition, revenues on the properties and other assets underlying any entertainment loan investments we may make could decrease, making it more difficult for borrowers to meet their payment obligations to us. Each of these factors would increase the likelihood of default, which would likely have a negative impact on the value of our entertainment loan investment. More generally, the risks arising from the financial market and economic conditions are applicable to all of the entertainment investments we may make. The risks apply to mezzanine or bridge loans. They also apply to the debt and equity securities of companies that have investment objectives similar to ours.

Future disruptions in the financial markets or deteriorating economic conditions may also impact the market for our investments and the volatility of our investments. The returns available to investors in our targeted investments are determined, in part, by: (i) the supply and demand for such investments and (ii) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. If either demand or liquidity increases, the cost of our targeted investments may increase. As a result, we may have fewer funds available to make distributions to investors.

All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our investors and could decrease the value of an investment in us.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon our Manager’s entertainment and finance professionals, including Mr. Gregory Parker, its Co-Founder and Chief Executive Officer, to identify suitable investments. Our Manager and other entities also rely on Mr. Parker for investment opportunities. To the extent that our Manager’s entertainment and finance professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution. Further, because we are raising a “blind pool” without any pre-selected assets, it may be difficult for us to invest the net offering proceeds promptly and on attractive terms. Delays we encounter in the selection, development, production, distribution, management, structure and origination of income-producing loans and or other assets would likely limit our ability to pay distributions to our shareholders and lower their overall returns.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make, except for investments that may be described in supplements to this offering circular. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in entertainment equity, loans, debt securities and other entertainment-related assets. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities. Furthermore, our Manager will have broad discretion in implementing policies regarding borrowers creditworthiness and you will not have the opportunity to evaluate potential borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

You may be more likely to sustain a loss on your investment because our Manager does not have as strong an economic incentive to avoid losses, as do Manager’s who have made significant equity investments in their companies.

Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis and we may begin to invest net proceeds from this offering immediately after the commencement of this offering. Further, under Regulation A, we are only allowed to raise up to $50 million in any 12 month period (although we may raise capital in other ways). We expect the size of the entertainment loans and equity investments that we will make will average about $1.0 million to $5.0 million per asset. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments, even if we are successful in raising the maximum offering amount. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Any adverse changes in our Manager’s financial health or our relationship with our Manager or its affiliates could hinder our operating performance and the return on your investment.

We have engaged our Manager to manage our operations and our portfolio of entertainment loans, equity, debt securities and other entertainment-related assets. Our Manager utilizes entertainment and financial personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our Manager and its affiliates as well as our Manager’s entertainment and finance professionals in the identification and acquisition or origination of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in our Manager’s financial condition or our relationship with our Manager could hinder our Manager’s ability to successfully manage our operations and our portfolio of investments.

Any adverse changes in Indie Crowd Funder, LLC’s financial health could result in Indie Crowd Funder, LLC’s being unable to fund its distribution commitment, which could adversely impact our operating performance and the return on your investment.

Any distributions we make will be at the sole discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We are not obligated to pay a distribution at a particular rate. In addition, our Manager may, in its sole discretion, waive its asset management fee, in whole or in part. The Manager will forfeit any portion of the asset management fee that is waived.

Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully conduct this offering through the Indie Crowd Funder Platform, which makes an investment in us more speculative.

We will conduct this offering through the Indie Crowd Funder Platform, which is owned by Indie Crowd Funder, LLC. Indie Crowd Funder, LLC is in the early stages of its development and has a limited operating history. Only a limited number of entertainment investment opportunities have been offered through the Indie Crowd Funder Platform prior to this offering. Indie Crowd Funder has sponsored other entertainment-related investment opportunities under other formats prior to this offering, but this is the first fund offering being offered through the Indie Crowd Funder Platform. The success of this offering, and our ability to implement our business strategy, is dependent upon our ability to sell our shares to investors through the Indie Crowd Funder Platform. If we are not successful in selling our shares through the Indie Crowd Funder Platform, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we presently intend to complete a transaction providing liquidity to shareholders within three years from the completion of this offering, our operating agreement does not require our Manager to pursue such a liquidity transaction. Market conditions and other factors could cause us to delay the listing of our shares on an OTC, national securities exchange or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets, beyond three years from the termination of this offering. If our Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on entertainment and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on shareholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We may change our targeted investments and investment guidelines without shareholder consent.

Our Manager may change our targeted investments and investment guidelines at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and entertainment market fluctuations, all of which could adversely affect the value of our common shares and our ability to make distributions to you.

We have minimal operating capital, no significant assets and no revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives.  There can be no assurance that we will be able to successfully raise operating capital.  The failure to successfully raise operating capital, and the failure to attract sufficient investor purchase commitments, could result in our bankruptcy or other event, which would have a material adverse effect on our shareholders and us.  We have no significant assets or financial resources, so such adverse event could put your investment dollars at significant risk.

We rely on third-party banks and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to purchase investments may be adversely affected.

We and the Indie Crowd Funder Platform rely on third-party and FDIC-insured depository institutions to process our transactions, including payments of corresponding loans and distributions to our shareholders. Under the Automated Clearing House (ACH) rules, if we experience a high rate of reversed transactions (known as “chargebacks”), we may be subject to sanctions and potentially disqualified from using the system to process payments. The Indie Crowd Funder Platform also relies on computer hardware purchased and software licensed from third parties to operate the platform. This purchased or licensed hardware and software may be physically located off-site, as is often the case with “cloud services.” This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all. If the Indie Crowd Funder Platform cannot continue to obtain such services elsewhere, or if it cannot transition to another processor quickly, our ability to process payments will suffer and your ability to receive distributions will be delayed or impaired.

If our Manager fails to retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our Manager’s ability to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of our Manager, each of whom would be difficult to replace. In particular, the Founder/Chief Executive Officer Gregory Parker, who is also the Chief Executive Officer of our Manager, is critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Mr. Parker or other executive officers or key personnel of our Manager and the process to replace any of our Manager’s key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Risks Related to the Entertainment Industry

We may not achieve profitability on each investment.

The entertainment industry is highly speculative and involves a substantial degree of risk. No assurance can be given of the economic success of any entertainment property since the revenues derived from the production and distribution of a entertainment property primarily depend on its acceptance by the public, which cannot be predicted.

The commercial success of each entertainment property also depends on the quality and acceptance of competing entertainment property released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. No assurance can be given that the entertainment property will appeal to the public or that other entertainment properties may not be more appealing and therefore reduce the demand to view the entertainment property. Accordingly, there is a substantial risk that the entertainment property will not be commercially successful, in which case we may or may not be unable to recoup costs associated with the production of the entertainment property or realize revenues or profits from the sale of the entertainment property.

We have minimal operating experience in the entertainment industry.

We have minimal operating experience in the entertainment industry at this time. We have engaged our Manager, which utilizes entertainment and financial personnel to perform services on its behalf, to manage our operations and our portfolio of entertainment loans, equity, debt securities and other entertainment-related assets. These entertainment and financial personnel have experience in the entertainment and finance industries. The past experience of these professionals should is not an indication of future success or the possible success of our company or any or all of the assets.

The use of celebrities does not guarantee success.

In the course of developing, producing, investing in, distributing, managing and structuring a diversified portfolio of horror genre entertainment investments, these investments may have celebrities or notable people attached either directly or indirectly. These celebrities or notable people have experience in the entertainment industry, but in no way should that past experience indicate future success or the possible success of our company or any or all of our assets or investments.

If we do not successfully obtain a completion bond on the entertainment properties

We expect the entertainment production budgets we invest in to be significantly smaller than that of a typical entertainment industry investment, with that said the Manager may or may not obtain a completion bond for the investment. If the Manager does not obtain a completion bond there is a risk that the entertainment investment may not be completed. This could involve significant time and expense and may significantly delay or prevent the achievement of our business objectives and adversely impact the ability of the Manager to successfully manage our operations and our portfolio of investments.

Our distribution agreements may decrease profits.

The Manager may enter into theatrical, new media, streaming or other distribution agreements with third parties to distribute the entertainment property domestically and internationally. These agreements generally provide that the distributor pay a fee up-front, and then is entitled to share in the profits of the entertainment property. Such an arrangement would reduce the amount of profits we may see from the entertainment property.

The entertainment industry in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The film industry is highly competitive. The competition comes from both companies within the same business and companies in other entertainment media, which creates alternative forms of leisure entertainment. Our competition includes several “major” film producers, such as Fox Entertainment Group, Paramount Motion Pictures Group, Sony Pictures Entertainment, MGM Holdings, LLC, NBC Universal, Time Warner, Buena Vista Motion Pictures Group, Lions Gate Entertainment and The Weinstein Company, which are dominant in the production and distribution of films, as well as numerous independent motion picture and television production companies, television networks and pay television systems. Many of these organizations with which the Company intends to compete have significantly greater financial and other resources than the Company. Additionally, our entertainment properties will compete for audience acceptance and exhibition outlets with films produced and distributed by other companies. As a result, the success of our entertainment properties is dependent not only on the quality and acceptance of the entertainment property, but also on the quality and acceptance of other entertainment property around us.

Our entertainment property may not succeed if it receives unfavorable reviews.

The financial success of our entertainment property, in large measure, depends on the reaction of the public, which is often influenced by professional reviewers or critics for newspapers, television and other media. It is impossible to judge in advance what the reaction of these reviewers and critics will be to the entertainment property. To the extent that our entertainment property receives unfavorable reviews from these reviewers and critics, its chances of success may be substantially diminished.

Our entertainment property will be subject to the risks associated with its distribution.

The success of any distribution activities will depend on a number of factors over which the Manager will have little or no control. Even if our entertainment property is sold in all territories (both domestic and foreign), there can still be no assurance that our entertainment property will succeed on an economic level. Distribution agreements generally give a distributor significant flexibility in determining how the entertainment property will be exhibited. No assurance can be given that a distributor will not limit the entertainment property’s run, limit the territories in which the entertainment property is exhibited or otherwise fail to actively promote the entertainment property to the public. Any such action by the distributor could have a material adverse effect on the economic success of the entertainment property and revenues received.

We may become subject to the risks inherent in international sales.

We may sell the right to show the entertainment property to foreign distributors for exhibition in their respective territories. Consequently, the value of the entertainment property’s rights as determined by such distributors would be dependent upon many factors, including the economic conditions in such distributor’s territory. Economic downturns, changes in the currency exchange rates and changes in economic forecasts of any or all of the individual territories may materially and adversely affect the Company. Even if distribution agreements are obtained for certain territories, economic changes in any territory could have a material adverse effect on the ability to complete any transaction.

If the entertainment property is distributed in foreign countries, some or all of the revenues derived from such distribution may be subject to currency controls and other restrictions, which would restrict availability of the funds. Additionally, some foreign countries may impose government regulations on the distribution of entertainment property that may delay the release, if any, or substantially reduce the distribution of the entertainment property in such countries.

We may not be able to attract distributors, which could significantly harm the Company’s business.

Currently we do not have distribution for our entertainment property, but it is our plan to arrange for said distribution. Yet no assurance can be given that an agreement with any distributor will ever be entered into or, if entered into, it will be on terms advantageous for us. If we are unable to attract distributors to distribute our entertainment property we may distribute our entertainment properties through other alternative means of distribution. This may have a material adverse effect on the economic success of the entertainment property and revenues received.

Our entertainment property may infringe the intellectual property rights of others, and resulting claims against the Company could be costly and require the Company to enter into disadvantageous license or royalty agreements.

Although we expect all entertainment properties to be an original work, third parties may claim that the entertainment property infringes on their intellectual property rights. Any claims relating to the infringement of third-party proprietary rights, even if not successful or meritorious, could be time-consuming, result in costly litigation, divert resources and management’s attention, cause production delays or require the us to enter into royalty or license agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all. In the event of a successful claim of infringement against the us and our failure or inability to license the infringed rights, our business, operating results and financial condition would be materially and adversely affected. Even if a claim of infringement against us is unsuccessful, legal fees incurred in defending the infringement claim likely would cause material harm to us and our financial condition, and reduce the amount of net proceeds and cash available for distribution to investors.

Risks Related to Indie Crowd Funder, LLC and the Investment Platform

Indie Crowd Funder, LLC is a development stage company with limited operating history and no revenues to date. As a company in the early stages of development, Indie Crowd Funder, LLC faces increased risks, uncertainties, expenses and difficulties.

Indie Crowd Funder, LLC has a limited operating history. For Indie Crowd Funder to be successful, the volume of financings originated through the online platform will need to increase, which will require Indie Crowd Funder, LLC to increase its facilities, personnel and infrastructure to accommodate the greater obligations and demands on the Indie Crowd Funder Platform. The Indie Crowd Funder Platform is dependent upon the website to maintain current listings and transactions in entertainment-related assets. Indie Crowd Funder, LLC also expects to constantly update its software and website, expand its customer support services and retain an appropriate number of employees to maintain the operations of its platform. If our business grows substantially, our Manager may need to make significant new investments in personnel and infrastructure to support that growth. If Indie Crowd Funder, LLC is unable to increase the capacity of its platform and maintain the necessary infrastructure, or if our sponsor is unable to make significant investments on a timely basis or at reasonable costs, you may experience delays in receipt of distributions on our common shares, periodic downtime of the Indie Crowd Funder Platform or other disruptions to our business and operations.

Indie Crowd Funder, LLC may need to raise substantial additional capital to fund its operations, and if it fails to obtain additional funding, it may be unable to continue operations.

At this early stage in its development, Indie Crowd Funder has been funded substantially with proceeds from private financings from its owners. To continue the development of its platform, Indie Crowd Funder, LLC may require substantial additional funds. To meet its financing requirements in the future, either may raise funds through equity offerings, debt financings or strategic alliances. Raising additional funds may involve agreements or covenants that restrict Indie Crowd Funder, LLC’s business activities and options. Additional funding may not be available to it on favorable terms, or at all. If Indie Crowd Funder is unable to obtain additional funds, it may be forced to reduce or terminate its operations. Any inability for Indie Crowd Funder, LLC to fund operations could have a substantial and deleterious effect on the viability and operations of Raven Fund I.

Indie Crowd Funder, LLC has incurred net losses in the past and expects to incur net losses in the future.

Indie Crowd Funder, LLC has incurred net losses in the past and expects to incur net losses in the future. Its failure to become profitable could impair the operations of its investment platform by limiting its access to working capital to operate the platform. Indie Crowd Funder has not been profitable since its inception, and it may not become profitable. In addition, it expects its operating expenses to increase in the future as it expands its operations. If Indie Crowd Funder, LLC’s operating expenses exceed its expectations, its financial performance could be adversely affected. If its revenue does not grow to offset these increased expenses, it may never become profitable. In future periods, Indie Crowd Funder, LLC may not have any revenue growth, or its revenue could decline.

If Indie Crowd Funder, LLC were to enter bankruptcy proceedings, the operation of the Indie Crowd Funder Platform and the activities with respect to our operations and business would be interrupted and subscription proceeds held in a segregated account may be subject to the bankruptcy.

If Indie Crowd Funder, LLC were to enter bankruptcy proceedings or were to cease operations, we would be required to find other ways to meet obligations regarding our operations and business. Such alternatives could result in delays in the disbursement of distributions or the filing of reports or could require us to pay significant fees to another company that we engage to perform services for us.

If the security of our investors’ confidential information stored in Indie Crowd Funder, LLC’s systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen.

The Indie Crowd Funder Platform may store investors’ bank information and other personally identifiable sensitive data. The Indie Crowd Funder Platform is hosted in data centers that are compliant with payment card industry security standards and the website uses daily security monitoring services. However, any accidental or willful security breach or other unauthorized access could cause your secure information to be stolen and used for criminal purposes, and you would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the Indie Crowd Funder Platform and its third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors and entertainment companies to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, we could lose investors, and the value of your investment in us could be adversely affected.

Any significant disruption in service on the Indie Crowd Funder Platform or in its computer systems could reduce the attractiveness of the investment platform and result in a loss of users.

If a catastrophic event resulted in a platform outage and physical data loss, the Indie Crowd Funder Platform’s ability to perform its obligations would be materially and adversely affected. The satisfactory performance, reliability, and availability of Indie Crowd Funder’s technology and its underlying hosting services infrastructure are critical to Indie Crowd Funder, LLC’s operations, level of customer service, reputation and ability to attract new users and retain existing users. Indie Crowd Funder, LLC’s hosting services infrastructure is provided by a third party hosting provider (the “Hosting Provider”). Indie Crowd Funder, LLC also maintains a backup system at a separate location that is owned and operated by a third party. The Hosting Provider does not guarantee that users’ access to the Indie Crowd Funder Platform will be uninterrupted, error-free or secure. Raven Fund I’s operations depend on the Hosting Provider’s ability to protect its and Indie Crowd Funder, LLC’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If Indie Crowd Funder, LLC’s arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to its facilities, Raven Fund I could experience interruptions in its service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in Indie Crowd Funder, LLC’s service, whether as a result of an error by the Hosting Provider or other third-party error, Indie Crowd Funder, LLC’s own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to perform any services for corresponding project investments or maintain accurate accounts, and could harm Indie Crowd Funder, LLC’s relationships with its users and Indie Crowd Funder, LLC’s reputations. Additionally, in the event of damage or interruption, Indie Crowd Funder, LLC’s insurance policies may not adequately compensate Indie Crowd Funder, LLC for any losses that we may incur. Indie Crowd Funder, LLC’s disaster recovery plan has not been tested under actual disaster conditions, and it may not have sufficient capacity to recover all data and services in the event of an outage at a facility operated by the Hosting Provider. These factors could prevent us from processing or posting payments on the corresponding investments, damage Indie Crowd Funder, LLC’s and our brand and reputation, divert our sponsor’s employees’ attention, and cause users to abandon the Indie Crowd Funder Platform.

Risks Related to Compliance and Regulation

We are offering our common shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our common shares less attractive to investors as compared to a traditional initial public offering, which may make an investment in our common shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common shares, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio of real estate investments, which could severely affect the value of our common shares.

We may offer common shares in our entertainment properties pursuant to Title III of the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we will use Indie Crowd Funder’s Platform cannot be certain of their success.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our common shares less attractive to investors as compared to a traditional initial public offering, which may make an investment in our common shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common shares, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio of real estate investments, which could severely affect the value of our common shares.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50 million in any 12 month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Non-compliance with laws and regulations may impair our ability to arrange, service or otherwise manage our loans and other assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.

Some states, may require nonfinancial companies, such as Raven Fund I or Indie Crowd Funder, LLC, that will work with our Manager, to obtain licenses in order to make entertainment loans or purchase equity on a regular basis. Our Manager will obtain needed licenses where such licenses are required. Our Manager may, affiliate itself with third parties such as financial institutions in order to be able to arrange loans in jurisdictions where it might otherwise be restricted.

Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.

We intend to continue to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. We anticipate that we will hold entertainment and entertainment-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

We intend, directly or through our subsidiaries, to originate, develop, produce, invest in, distribute, manage and structure a diversified portfolio of horror genre entertainment investments. We expect to originate, develop, produce, invest in, distribute, manage and structure motion picture, television, new media and VR production financing, equity investments, mezzanine loans, and participations in such financing and investments in motion pictures, television, new media, and VR. We may also invest in entertainment-related equity securities, debt securities, tax credit financing, and other entertainment-related assets.

In connection with the Section 3(a)(1)(C) analysis, the determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company, which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

To classify the assets held by our subsidiaries as qualifying real estate assets or real estate-related assets, we will rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exemption from the need to register or exclusion under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could further inhibit our ability to pursue the strategies that we have chosen.

Furthermore, although we intend to monitor the assets of our subsidiaries regularly, there can be no assurance that our subsidiaries will be able to maintain their exclusion from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

·         Limitations on capital structure

·         Restrictions on specified investments

·         Restrictions on leverage or senior securities

·         Restrictions on unsecured borrowings

·         Prohibitions on transactions with affiliates; and

·         Compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, if we purchase or sell any entertainment assets to avoid becoming an investment company under the Investment Company Act, our net asset value, the amount of funds available for investment and our ability to pay distributions to our shareholders could be materially adversely affected.

We are not subject to the banking regulations of any state or federal regulatory agency.

We are not subject to the periodic examinations to which commercial banks and other thrift institutions are subject. Consequently, our financing decisions and our decisions regarding establishing loan loss reserves are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management or compliance with laws.

Recent legislative and regulatory initiatives have imposed restrictions and requirements on financial institutions that could have an adverse effect on our business.

The financial industry is becoming more highly regulated. There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds. Such investigations may impose additional expenses on us, may require the attention of senior management of our Manager and may result in fines if we are deemed to have violated any regulations.

As Internet commerce develops, federal and state governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our and the Indie Crowd Funder Platform’s business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to lending. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, which could negatively impact our ability to make loans purchase equity or other entertainment investments. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of commercial financing, which would adversely affect the viability of the Indie Crowd Funder Platform.

Laws intended to prohibit money laundering may require Raven Fund I to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require Raven Fund I, our Manager and or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our common shares to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective shareholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective shareholder to produce any information required for verification purposes, an application for, or transfer of, our common shares may be refused. We will not have the ability to reject a transfer of our common shares where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement, are satisfied.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

Our executive officers, including our Chief Executive Officer, Gregory Parker, are principals in the Manage Indie Crowd Funder, LLC., which provides asset management and other services to our us. Prevailing market rates are determined by Management based on industry standards and expectations of what Management would be able to negotiate with a third party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some of the conflicts inherent in the Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our Company, Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have negative impact on the our financial performance and, consequently, on distributions to shareholders and the value of our common shares. We have adopted a conflicts of interest policy and certain conflicts will be reviewed by the Independent Representative (defined below). See “Conflicts of Interest—Certain Conflict Resolution Measures—Independent Representative” and “—Our Policies Relating to Conflicts of Interest”.

The interests of the Manager, the principals and its other affiliates may conflict with your interests.

The operating agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Manager, the principals and its other affiliates. This risk is increased by the Manager being controlled by Gregory Parker who is a principal in our company and who participates, or expects to participate, directly or indirectly in other offerings by our Manager and its affiliates. Potential conflicts of interest include, but are not limited to, the following:

·         The Manager, the principals and/or its other affiliates may continue to originate develop, produce, invest in, distribute, manage and structure other entertainment investment opportunities, including additional blind pool equity or debt offerings similar to this offering, through the Indie Crowd Funder Platform, and may make investments in entertainment assets for their own respective accounts, whether or not competitive with our business;

·         The Manager, the principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, the principals and/or its other affiliates for their own benefit;

·         We may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with third party on an arm’s length basis; and

·         The Manager, the principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

We have agreed to limit remedies available to us and our shareholders for actions by our Manager that might otherwise constitute a breach of duty.

Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our shareholders. Accordingly, we and our shareholders will only have recourse and be able to seek remedies against our Manager to the extent it breaches its obligations pursuant to our operating agreement. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. These provisions are detrimental to shareholders because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties. By purchasing our common shares, you will be treated as having consented to the provisions set forth in the operating agreement. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the operating agreement because of our desire to maintain our ongoing relationship with our Manager.

Risks Related to Our Investments

The entertainment and tax credit loans we invest in could be subject to delinquency, foreclosure and loss, which could result in losses to us.

The entertainment and tax credit loans are secured by state tax credit rebates and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by state tax rebate or credit typically is dependent primarily upon the successful operation of such entertainment production rather than upon the existence of independent income or assets of the borrower. If the state tax rebates or credit is reduced or discontinued, the borrower’s ability to repay the loan may be impaired and can be affected by, among other things: changes in laws that increase production expenses or limit tax reheimburment that may be awarded, changes in national, regional or local economic conditions and/or specific entertainment industry segments, declines in regional or local real estate values, and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under an entertainment and tax credit loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the loan, which could have a material adverse effect on our cash flow from operations. We expect that many of the entertainment and tax credit loans that we originate will be fully or substantially non-recourse. In the event of a default by a borrower on a non-recourse loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the loan. If a borrower defaults on one of our entertainment and tax credit loans and the underlying asset collateralizing the entertainment and tax credit loan is insufficient to satisfy the outstanding balance of the entertainment and tax credit loan, we may suffer a loss of principal or interest. In addition, even if we have recourse to a borrower’s assets, we may not have full recourse to such assets in the event of a borrower bankruptcy.

The mezzanine loans in which we may invest involve greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior lending secured by income-producing assets because the investment may become unsecured as a result of gap in financing the entertainment property by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment.

Our majority-owned subsidiaries will be subject to the specific risks relating to the particular subsidiary.

A significant portion of our portfolio may consist of majority-owned subsidiaries owning entertainment assets. Such investments may be subordinate to debt financing. We may have rights to receive a preferred economic return with respect to these investments. These investments will involve special risks relating to the particular subsidiary, including the financial condition and business outlook of the subsidiary. To the extent these investments are subordinate to debt financing, they will also be subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call or redemption provisions during periods of declining interest rates that could cause the subsidiary to reinvest any redemption proceeds in lower yielding assets, (v) the possibility that earnings of the subsidiary may be insufficient to meet any distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the subsidiary during periods of rising interest rates and economic downturn. As a result, we may not recover some or all of our capital, which could result in losses.

Investments in non-conforming or non-investment grade rated loans involve greater risk of loss.

Some of our investments may not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating or entertainment production history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments may have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our shareholders and adversely affect the value of our common shares.

Changes in interest rates and/or credit spreads could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our shareholders.

We will invest in fixed-rate debt investments with fixed distribution amounts. Under a normal yield curve, an investment in these instruments will decline in value if long-term interest rates increase or if credit spreads widen. We may also invest in floating-rate debt investments, for which decreases in interest rates or narrowing of credit spreads will have a negative effect on value and interest income. Even though a loan or other debt investment may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the changes in interest rates or credit spreads. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our shareholders.

Prepayments can adversely affect the yields on our investments.

Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

Some of our investments maybe illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

The illiquidity of some of our investments may make it difficult for us to sell such investments if the need or desire arises. The mezzanine loans, and entertainment loans and investments we may originate or purchase will be particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower’s default. In addition, some of the entertainment-related debt securities that we may purchase may be traded in private, unregistered transactions and may therefore be subject to restrictions on resale or otherwise have no established trading market. As a result, we expect some of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our shareholders.

Some of our assets may be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to shareholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to shareholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our portfolio investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our portfolio investments may be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common shares could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Competition with third parties in acquiring and originating investments may reduce our profitability and the return on your investment.

We have significant competition with respect to our acquisition and origination of assets with many other companies, other equity and debt funds, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors, many of may have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments or originate loans on more generous terms than our competitors, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a entertainment property is highly subjective and may be subject to error. Our Manager will value our potential investments based on yields and risks, taking into account estimated future losses on the entertainment and tax credit loans and entertainment equity investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Risks Related to Our Organization and Structure

Our shareholders do not elect or vote on our Manager and have limited ability to influence decisions regarding our business.

Our operating agreement provides that the assets, affairs and business of our company will be managed under the direction of our Manager.  Our shareholders do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. In addition, our operating agreement provides that the Manager will generally operate in a manner that is appropriate, which may further limit decisions regarding our business.

Our common shareholders will have limited voting rights and may be bound by either a majority or supermajority vote.

Our common shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the common shares and removal of our Manager for “cause”.  Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders. Generally, matters to be voted on by our shareholders must be approved by a majority of the votes cast by all common shares present in person or represented by proxy, although the vote to remove the Manager for “cause” requires a two-thirds vote.  If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

As our Manager establishes additional offerings and other Indie Crowd Funder Platform investment opportunities in the future, there may be conflicts of interests among the various offerings, which may result in opportunities that would benefit our company being allocated to the other offerings.

Our Manager expects to establish and manage additional fund offerings in the future, and to continue to offer investment opportunities through the Indie Crowd Funder Platform, including offerings that will originate, acquire, develop, produce, invest in, distribute, manage and structure or invest in entertainment or tax credit loans, entertainment equity and other entertainment-related assets.  These additional funds may have investment criteria that compete with us.  If a sale, financing, investment or other business opportunity would be suitable for more than one fund, our Manager and its officers and directors will allocate it using their business judgment.  Any allocation of this type may involve the consideration of a number of factors that our Manager and its officers and directors determine to be relevant.  Except under any policies that may be adopted by our Manager, no fund (including us) or Indie Crowd Funder Platform investment opportunity will have any duty, responsibility or obligation to refrain from:

·         Engaging in the same or similar activities or lines of business as any other funds or Indie Crowd Funder Platform investment opportunity;

·         Doing business with any potential or actors, producers, writers, production companies, lenders, purchaser, supplier, customer or competitor of any fund or Indie Crowd Funder Platform investment opportunity;

·         Engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actors, producers, writers, production companies, lenders, purchaser, supplier, customer or competitor of any fund or Indie Crowd Funder Platform investment opportunity;

·         Establishing material commercial relationships with another funds or Indie Crowd Funder Platform investment opportunity; or

·         Making operational and financial decisions that could be considered to be detrimental to another fund or Indie Crowd Funder Platform investment opportunity.

In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one fund more than another fund or limit or impair the ability of any fund to pursue business opportunities.  In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular fund that such arrangements or agreements include or not include another fund, as the case may be.  Any of these decisions may benefit one fund more than another fund.

The conflicts of interest policies we have adopted may not adequately address all of the conflicts of interest that may arise with respect to our activities and are subject to change or suspension.

In order to avoid any actual or perceived conflicts of interest among the funds and with our Manager’s directors, officers and affiliates, we have adopted a conflicts of interest policy to specifically address some of the conflicts relating to our activities.  There is no assurance that these policies will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that is favorable to our company.  Our Manager may modify, suspend or rescind the policies set forth in the conflicts policy, including any resolution implementing the provisions of the conflicts policy, in each case, without a vote of our shareholders.

The offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. Until our common shares are listed for trading on OTC secondary exchange or other trading markets or before, we expect to use the price paid to acquire a share in our offering as the estimated value of our shares. Thereafter, when determining the estimated value of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

After or before, the price will be determined by listing our common shares for trading on OTC secondary exchange or other trading markets. Therefore, actual values and results could differ from our estimates and that difference could be significant. This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Under our operating agreement, we have authority to issue an unlimited number of additional common shares or other securities, although, under Regulation A, we are only allowed to sell up to $50 million of our shares in any 12 month period (although we may raise capital in other ways). In particular, our Manager is authorized, subject to the restrictions of Regulation A and other applicable securities laws, to provide for the issuance of an unlimited amount of one or more classes or series of shares in our company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval. After your purchase in this offering, our Manager may elect to (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

By purchasing shares in this offering, you are bound by the arbitration provisions contained in our subscription agreement, which limits your ability to bring class action lawsuits or seek remedy on a class basis.

By purchasing shares in this offering, investors agree to be bound by the arbitration provisions contained in Section 12 of our subscription agreement. Such arbitration provision applies to claims that may be made regarding this offering and, among other things, limits the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis.

Section 12 of the subscription agreement allows for either us or an investor to elect to enter into binding arbitration in the event of any claim in which we and the investor are adverse parties, including claims regarding this offering. While not mandatory, in the event that we elected to invoke the arbitration clause of Section 12, the rights of the adverse shareholder to seek redress in court would be severely limited.

Further, Section 12(f) of the subscription agreement restricts the ability of individual investors to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by us. These restrictions on the ability to bring a class action lawsuit is likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against us.

Risks Related to Employee Benefit Plans and Individual Retirement Accounts

In some cases, if you fail to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our common shares, you could be subject to liability for losses as well as civil penalties.

There are special considerations that apply to investing in our common shares on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common shares, you should satisfy yourself that:

·         Your investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

·         Your investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

·         Your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

·         Your investment will not impair the liquidity of the trust, plan or IRA;

·         Your investment will not produce “unrelated business taxable income” for the plan or IRA;

·         You will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and

·         Your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in our common shares constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We make statements in this offering circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.

The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	Our ability to effectively deploy the proceeds raised in this offering;

•	Our ability to attract and retain members to our online crowdfunding platform;

•	Risks associated with breaches of our data security;

•	Changes in economic conditions generally and the real estate and securities markets specifically;

•	Expected rates of return provided to investors;

•	The ability of our Manager and its affiliates to source, originate and service our loans and other assets, and the quality and performance of these assets;

•	Our ability to retain and hire competent employees and appropriately staff our operations;

•	Legislative or regulatory changes impacting our business or our assets (including changes to the laws governing the taxation and SEC guidance related to Regulation A or the JOBS Act);

•

Changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

•	Our ability to implement effective conflicts of interest policies and procedures among the various entertainment investment opportunities managed by our Manager;

•	Our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Investment Company Act and other laws; and

•	Changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular. All forward-looking statements are made as of the date of this offering circular and the risk that actual results will differ materially from the expectations expressed in this offering circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.

ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering described below, assuming we sell in this offering: (i) $2,000,000 in shares, the amount we need to start operations, and (ii) $50,000,000 in shares, the maximum offering amount. Our common shares will be offered at $1.00 per share until our common shares are listed for trading on OTC secondary exchange or other trading markets.

We expect to use substantially all of the net proceeds (after paying or reimbursing organization and offering expenses) to develop, produce, invest in, distribute, manage and structure motion picture, television, new media, and other entertainment-related production financing, equity investments, mezzanine loans, and participations in such financing and investments (“Entertainment Properties”) between $1 and $5 million dollars per investment. We may also invest in entertainment-related equity securities, debt securities, tax credit financing, and other entertainment-related assets. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived) they may reduce the cash available for investment and distribution. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates. Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering in entertainment loans, investments in entertainment equity and other entertainment-related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments, subject to the requirements for qualification. Such short-term investments will not earn as high of a return as we expect to earn on our entertainment-related investments.

	Minimum Offering (1)	Maximum Offering
	Amount	Amount
Gross Offering Proceeds	$2,000,000.00	$50,000,000.00
Less:
Organization and Offering Expenses (2)(3)	$1,000,000	$1,000,000
Net Proceeds from this Offering	$1,000,000	$49,000,000
Net Proceeds from the Private Placements	$1,000	$1,000
Estimated Amount Available for Investments	$1,001,000	$49,001,000

(1)

This is a “best efforts” offering. We will not start operations or draw down on investors’ funds until we have raised at least $2,000,000 in this offering. Until the minimum threshold is met, investors’ funds will remain with the third-party escrow agent. If we do not raise $2,000,000 within 12 months, we will cancel the offering and the third-party escrow agent will release all investors from their commitments.

(2)

Investors will not pay upfront selling commissions in connection with the purchase of our common shares. After we raised $2,000,000 in this offering and have begun our operations, we will reimburse our Manager for organization and offering costs, which are expected to be approximately $1,000,000. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 50% of the aggregate gross offering proceeds from this offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full.  Please see “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.

(3)

Amount reflected is an estimate. Includes all expenses to be paid by us in connection with the formation of the company and the qualification of the offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

After we have raised $2,000,000 in this offering, beginning on the date that we start operations, we will start to reimburse our Manager, without interest, for these organization and offering costs incurred both before and after that date. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 50% of the aggregate gross offering proceeds from this offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full.

MANAGEMENT

Our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. Our Manager will establish an investment committee that will make decisions with respect to all acquisitions. See “—Investment Committee of our Manager” below. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow investment guidelines adopted by our Manager and the investment and borrowing policies set forth in this offering circular unless our Manager modifies them. Our Manager may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our Manager may change our investment objectives at any time without approval of our shareholders.

Our Manager performs its duties and responsibilities pursuant to our operating agreement. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with our shareholders and us. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Responsibilities of our Manager

The responsibilities of our Manager include:

Investment Advisory, Origination and Acquisition Services

·         Approve and oversee our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

·         Serve as our investment and financial manager with respect to originating, developing, producing, investing in and managing and structuring a diversified portfolio of entertainment-related loans, motion picture, television, new media, and other production financing, equity investments, debt securities, tax credit financing, and other entertainment-related assets;

·         Adopt and periodically review our investment guidelines;

·         Approve and oversee our debt and tax credit financing strategies;

·         Approve joint ventures, limited partnerships and other such relationships with third parties;

·         Approve any potential liquidity transaction;

·         Obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

·         Oversee and conduct the due diligence process related to prospective investments;

·         Prepare reports regarding prospective investments that include recommendations and

·         Supporting documentation necessary for our Manager’s investment committee to evaluate the proposed investments; and

·         Negotiate and execute approved investments and other transactions.

Offering Services

·         The development of this offering, including the determination of its specific terms;

·         Preparation and approval of all marketing materials to be used by us relating to this offering;

·         The negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

·         Creation and implementation of various technology and electronic communications related to this offering; and

·         All other services related to this offering.

Asset Management Services

·         Investigate, select, and, on our behalf, engage and conduct business with such persons as our Manager deems necessary to the proper performance of its obligations under our operating agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, entertainment production companies, actors, directors, producers, writers and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under our operating agreement;

·         Monitor applicable markets and obtain reports (which may be prepared by our Manager or its affiliates) where appropriate, concerning the value of our investments;

·         Monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;

·         Formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, and disposition of investments on an overall portfolio basis; and

·         Coordinate and manage relationships between any joint venture partners and us.

Accounting and Other Administrative Services

·         Manage and perform the various administrative functions necessary for our day-to-day operations;

·         Provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

·         Provide financial and operational planning services and portfolio management functions;

·         Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

·         Maintain all appropriate company books and records;

·         Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

·         Make, change, and revoke any and all such tax elections on behalf of the Company as the Manager deems appropriate, including, without limitation;

·         Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

·         Provide us with all necessary cash management services;

·         Manage and coordinate with the transfer agent, if any, the process of making distributions and payments to shareholders;

·         Evaluate and obtain adequate insurance coverage based upon risk management determinations;

·         Provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

·         Evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

·         Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Shareholder Services

·         Determine our distribution policy and authorizing distributions from time to time;

·         Approve amounts available for redemptions of our common shares;

·         Manage communications with our shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

·         Establish technology infrastructure to assist in providing shareholder support and services.

Financing Services

·         Identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

·         Negotiate terms of, arrange and execute financing agreements;

·         Manage relationships between us and our lenders, if any; and

·         Monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services

·         Evaluate and approve potential asset dispositions, sales or liquidity transactions; and

·         Structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Allocation of Investment Opportunities

Our Manager expects to establish and manage other additional entertainment funds or offerings in the future, and to continue to offer investment opportunities through the Indie Crowd Funder Platform. These additional investment vehicles may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one of these investment vehicles, our Manager will allocate it using its business judgment. Any allocation of this type may involve the consideration of a number of factors that our Manager determines to be relevant, including:

·         The investment objectives and criteria of our Manager and the other entertainment fund, subsidiaries and entities;

·         The cash requirements of our Manager and the other entertainment fund, subsidiaries and entities;

·         The effect of the investment on the diversification of our Manager’s or the other subsidiaries and entities’ portfolio by type of investment, and risk of investment;

·         The policy of our Manager or the other subsidiaries and entities relating to leverage;

·         The anticipated cash flow of the asset to be acquired;

·         The income tax effects of the purchase on our sponsor or the other subsidiaries and entities;

·         The size of the investment; and

·         The amount of funds available to our Manager or the subsidiaries and entities.

Services Agreement

Our Manager will enter into a services agreement with us, effective upon the commencement of this offering. Pursuant to this agreement, our Manager will provide access to, among other things, portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance by our Manager of its duties under the operating agreement. Any fees paid by our Manager pursuant to the services agreement will constitute a reimbursable expense under our operating agreement.

Executive Officers of our Manager

As of the date of this offering circular, the executive officers of our Manager and their positions and offices are as follows:

Name	Age	Position
Gregory Parker	46	Chief Executive Officer
Christopher Parker	40	Chief Operating Officer
Colleen Denise Smith	44	Chief Content Officer
Schuyler M. Moore	54	General Council

Gregory Parker has worked as a public policy analyst, director of software development and most recently an elected and appointed government official. Gregory holds a Bachelors Degree in Business Administration, a Master's of Public Administration; and has completed graduate-level open courseware from Massachusetts Institute of Technology (MIT) in Finance & Economics.

Gregory has more than 17+ years of management experience to include managing large multi- million dollar government organizations. Gregory's passion led him to the entertainment industry where he has directed music videos, TV pilots and film shorts. Gregory has held a Series 82 and Series 63 securities license. Gregory is also an optioned writer.

Schuyler M. Moore is a partner in the corporate entertainment department of Stroock, practicing entertainment, corporate, and tax law. Mr. Moore has been practicing in the entertainment industry since 1981, and represents a broad spectrum of clients throughout the entertainment industry, including producers, sales agents, foreign distributors, and financiers, and has handled some of the largest financing transactions in Hollywood.

Mr. Moore has been a mainstay on Hollywood Reporter's "Power Lawyers" list of the top 100 entertainment lawyers in the country, having been honored multiple times over the past few years. He has also been recognized as one of the top 100 lawyers in California by the Daily Journal and named one of the National Law Journal's "Most Influential Lawyers." Additionally, he has been consistently listed as one of the top 25 entertainment lawyers by Variety.

Denise Smith has worked for multiple Fortune 100 and 500 companies, providing business guidance and quality assurance for numerous enterprise-wide systems for companies such as Twentieth Century Fox Studios, Disney Worldwide, Paramount Pictures, CNN, Marriott Vacation Club and AT&T. Denise has also worked on numerous features, award-winning shorts, television series, as well as new media productions in various capacities. She has had a stellar career assisting in the production of music videos and peaked while working with “Korn”, and famed Director Darren Lynn Bousman of Saw II, III, IV.

Christopher Parker is the Architect and Lead Engineer behind the multi-million dollar development of indiecrowdfunder.com platform and trademark Equity Concierge. Christopher is an experienced independent film producer, helping shepherd such films as “The Removed”, “The Jack of Spades” and “Elysium”. He has also produced a number of short films and new media projects. Christopher is also an optioned writer, having optioned a film to paramount based Continuum Pictures. Additionally Christopher guest lectures at UCLA for Professor and Hollywood Executive Producer "Randy Greenberg", teaching entertainment professional’s equity funding utilizing the Jobs Act.

Autumn Bailey was born in Harlem, New York, Autumn moved to York, Pennsylvania at a young age, and remained there during her formative years. In 2005, Autumn received her Bachelor of Arts degree in Communications, from Shaw University. While her concentration was in Film Production. During her time at Shaw University, Autumn received Miss Homecoming (2004-2005), Public Speaking Scholar (2002), Capitol Broadcasting Scholarship (2005-2006), National Dean's List (2002-2005), Outstanding Student in Mass Communication (2002-2004).

After graduating, Autumn took the position of Production Manager/Head Producer for Saundra's Productions where she oversaw the production of numerous hit plays. In May, 2005, Autumn launched her company, Autumn Bailey Entertainment, an Atlanta, GA. based company that serves to produce high quality documentaries, short films, feature films and reality television shows. Autumn is also Director of Distribution & Independent Films at Triple Horse Studios in Covington, GA. Autumn is a member of the PGA.

Investment Committee of our Manager

The investment committee of our Manager is a standing committee, established to assist our Manager in fulfilling its oversight responsibilities by (1) considering and approving of each investment made by us, (2) establishing our investment guidelines and overseeing our investments, and the investment activity of other accounts and funds held for our benefit. Given that we company with focus on a diversified portfolio of horror genre entertainment investments, the investment committee will consist of at least five members, each of whom are entertainment industry professionals and successful with in the horror genre. Each member will be appointed by our Manager, who will serve until such time as such investment committee member resigns or is replaced by our Manager, in its sole and absolute discretion. The initial investment committee will be comprised of Mr. Gregory Parker, Mr. Daniel Myrick, Mr. Shintaro Shimosawa, and Mr. Randy Greenberg. Bios below.

Daniel Myrick (DGA/WGA) Director, Writer, Producer The Blair Witch Project, The Objective, Under the Bed -- is an American film director most famous for horror films, especially for co-directing and writing the 1999 psychological horror The Blair Witch Project which as grossed to date more than $140 million dollars. He is the recipient of the Independent Spirit John Cassavetes Award. Myrick supported himself by working as an editor and cinematographer on a number of Florida-based music videos and commercials. After he wrote and directed the promo for the Florida Film Festival in 1997, Myrick's work caught the eye of independent film guru John Pierson, helping to set the stage for the eventual 1999 debut of Myrick and Sanchez's first feature as co-writers and directors. In 2006, he co-founded Raw Feed, a direct to DVD division of Warner Home Video that specializes in horror films, with The X-Files executive producer John Shiban and 24 executive producer Tony Krantz. Daniel was chosen for his in-depth knowledge of the horror genre and his experience within the entertainment industry.

Shintaro Shimosawa, (DGA) Director, Writer, Producer The Grudge, The Grudge 2, Misconduct, was born in Chicago, Illinois. He is a producer and writer, known for The Grudge, The Grudge 2, and The Echo. He had his directorial debut in 2016 with the American drama thriller film Misconduct, staring Josh Duhamel, Anthony Hopkins, and Al Pacino. Shintaro was chosen for his in-depth knowledge of the horror genre and his experience within the entertainment industry.

Randy Greenberg, Executive Producer, Cowboys & Aliens and Dylan Dog: Dead of Night. Randy Greenberg has been an executive producer on films over fifty various projects including such films as “Cowboys & Aliens” produced and distributed by DreamWorks Pictures, Universal Pictures and Paramount Pictures International, and “Dylan Dog: Dead of Night” distributed by 20th Century Fox. Greenberg is currently executive producing the feature film “Meg” with Gravity Pictures and Warner Bros for worldwide theatrical release in March 2018. Greenberg ran Universal Pictures’ International Theatrical Marketing & Distribution division from 2001 to 2004 and sat on the company’s greenlight committee. In addition, Greenberg founded and started the Resolution Talent Agency; ran entertainment business affairs for comic book entertainment company Platinum Studios; was the V.P. International Theatrical Marketing at MGM Pictures; was senior publicist and account executive at the entertainment public relations company, DDA and began his career as a financial intern at Warner Bros. and a theatre manager for Regal Cinema’s Edwards Theatres. Greenberg is also an instructor at UCLA Extension teaching “The Business of Entertainment”. Randy was chosen for his in-depth knowledge of entertainment finance and his experience within the entertainment industry.

Future Investment Committee Member, TBA

In the event that two or more members of the investment committee are interested parties in a transaction, the Independent Representative (defined below) may be required to approve the transaction. See “Conflicts of Interest—Certain Conflict Resolution Measures—Our Policies Relating to Conflicts of Interest”.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers also serves as an executive officer of our Manager. Each of these individuals receives compensation for his or her services, including services performed for us on our behalf, by our Manager. As executive officers of our Manager, these individuals will serve to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities; service acquired investments and monitors the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through reimbursable fees we pay to our Manager, we do not intend to pay any compensation directly to these individuals. At the Managers sole discretion, employees or third parties may be brought in to assist with the day-to-day operations and these costs will be considered reimbursable expenses.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our operating agreement limits the liability of our Manager, its officers and directors, our shareholder and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, and our shareholder and affiliates.

Our operating agreement provides that to the fullest extent permitted by applicable law our Manager, its officers and directors and our shareholders and affiliates will not be liable to us.  In addition, pursuant to our operating agreement, we have agreed to indemnify our Manager, its officers and directors, and our shareholders and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the Manager or one of our Manager’s directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term and Removal of the Manager

Our operating agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.

Our shareholders may only remove our Manager at any time with 90 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders. If the Manager is removed for “cause”, the Members will have the power to elect a replacement Manager upon the affirmative vote or consent of the holders of a majority of our common shares. “Cause” is defined as:

·         Our Manager’s continued breach of any material provision of the operating agreement following a period of 90 days after written notice thereof (or 90 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 90 days of the written notice);

·         The commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

·         Our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the operating agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 90 days of our Manager’s actual knowledge of its commission or omission, then our Manager may not be removed; or

·         The dissolution of our Manager.

Unsatisfactory financial performance of the Company does not constitute “cause” under the operating agreement.

Our Manager may assign its rights under our operating agreement in its entirety or delegate certain of its duties under the operating agreement to any of its affiliates, including pursuant to the shared services agreement described above under “—Services Agreement” without the approval of our shareholders so long as our Manager remains liable for any such affiliate’s performance, and if such assignment or delegation does not require our approval under the Advisers Act. Our Manager may withdraw as our Manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. In the event of the removal or withdrawal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function.

Holdings of our Common Shares

Our Manager’s executives are currently the holder of 40% of the outstanding common shares, and maintain all of the voting rights. See “Description of Common Shares — Distributions

Indie Crowd Funder Platform

We will conduct this offering on the Indie Crowd Funder Platform, which will host this offering in connection with the distribution of the common shares offered pursuant to this offering circular. The Indie Crowd Funder Platform is owned and operated by Indie Crowd Funder, LLC, our Manager. We will not pay Indie Crowd Funder, LLC, the owner of the Indie Crowd Funder Platform, any sales commissions or other remuneration for hosting this offering on the Indie Crowd Funder Platform. The Indie Crowd Funder Platform has previously hosted private and public offerings of other affiliates under similar arrangements.

MANAGEMENT COMPENSATION

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation are summarized in the following table. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of our common shares.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Acquisition and Development Stage

Reimbursement of Acquisition / Origination Expenses — Manager

Manager has paid organization and offering expenses on our behalf.  We will reimburse our Manager for these costs and future organization and offering costs it may incur on our behalf.  We expect organization and offering expenses to be approximately $1,000,000.

$1,000,000 (1)

Operational Stage

Asset Management Fee — Manager	No Quarterly asset management fee will be charged	$0.00

Title III Servicing Fee – Indie Crowd Funder, LLC or Other Party	Servicing fee of 6% paid to Indie Crowd Funder, LLC for the servicing and administration of certain Title III offerings. Servicing fees may be waived at Indie Crowd Funder, LLC’s sole discretion.	Actual amounts are dependent upon the offering amount of each entertainment property; we cannot determine these amounts at the present time.

Producer Fee – Manager or Other Party	Producer fee for producing each of the entertainment property investments. Whether to take a Producer fee is in the sole discretion of our Manager.	Actual amounts are dependent upon the entertainment project budget, and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses -- Manager (2)

We will reimburse our Manager for out-of-pocket expenses paid to third parties in connection with providing services to us.  This does include the Manager’s overhead, employee costs borne by the Manager, utilities or technology costs.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

The expense reimbursements that we will pay to our Manager also include expenses incurred in the performance of services, including but not limited to any increases in rent, insurance attributable to the management or operation of our company.

Liquidation/Listing Stage

Disposition Fees	None.	—

(1)

Beginning on the date that we first receive offering proceeds, we will start to reimburse our Manager, without interest, for these organization and offering costs incurred both before and after that date.  Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed can never exceed 50% of the aggregate gross offering proceeds from this offering.  If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 50% limit), calculated on an accumulated basis, until our Manager has been reimbursed in full.

(2)

Our Manager in its sole discretion may defer or waive any fee payable to it under the operating agreement.  All or any portion of any deferred fees will be deferred without interest and paid when the Manager determines.

PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our common shares as of the date of this offering circular for each person or group that holds more than 5% of our common shares, for each director and executive officer of our Manager and for the directors and executive officers as a group. To our knowledge, each person that beneficially owns our common shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 1901 Avenue Of The Stars, 2nd Floor, Los Angeles, CA 90067.

	Number of Shares	Percent of
Name of Beneficial Owner (1)	Beneficially Owned	All Shares
Gregory Parker (2)(3)(4)	14,000,000	14%
Christopher Parker (2)(3)(4)	13,000,000	13%
Colleen Denise Smith (2)(3)(4)	13,000,000	13%
All directors and executive officers of our Manager as a group (4 persons)	40,000,000	40%

(1)

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities, which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	As of the date of this offering circular, Gregory Parker, Christopher Parker, and Colleen Denise Smith own all of our currently issued shares. This will change as once the offering is completed.

(3)	All voting and investment decisions with respect to our common shares that are held by our Manager and controlled by the executive officers of our Manager.

(4)	All beneficial owners are not subject to a "lock-up period," after our common shares are listed for trading on OTC secondary exchange or other trading markets.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our Manager and its affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Indie Crowd Funder Entities

General

The officers and directors of our Manager and the key entertainment and debt finance professionals of our company who perform services for us on behalf of our Manager are also officers, directors, managers, and/or key professionals of our Manager and other Indie Crowd Funder entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our Manager may organize other entertainment-related or debt-related programs and acquire for their own account entertainment-related investments that may be suitable for us. In addition, our Manager may grant equity interests in our company to certain management personnel performing services for our Manager.

Allocation of Investment Opportunities

We rely on our Manager’s executive officers and our Manager’s key entertainment and finance professionals who act on behalf of our Manager to identify suitable investments. Our Manager and other Indie Crowd Funder subsidiaries and entities also rely on these same key entertainment and finance professionals. Our Manager expects to establish and manage additional entertainment funds and offerings in the future, and to continue to manage investment opportunities through the Indie Crowd Funder Platform, that will originate, acquire, develop, produce, invest in, distribute, manage and structure entertainment loans, equity and debt securities and other entertainment-related assets.  These additional entertainment funds and offerings may have investment criteria that compete with us.  If a sale, financing, investment or other business opportunity would be suitable for more than one entertainment fund, our Manager will allocate it using its business judgment.  Any allocation of this type may involve the consideration of a number of factors that our Manager determines to be relevant.  The factors that our Manager’s entertainment and finance professionals could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

·         The investment objectives and criteria of our Manager and the other entertainment fund, subsidiaries and entities;

·         The cash requirements of our Manager and the other entertainment fund, subsidiaries and entities;

·         The effect of the investment on the diversification of our Manager’s or the other subsidiaries and entities’ portfolio by type of investment, and risk of investment;

·         The policy of our Manager or the other subsidiaries and entities relating to leverage;

·         The anticipated cash flow of the asset to be acquired;

·         The income tax effects of the purchase on our sponsor or the other subsidiaries and entities;

·         The size of the investment; and

·         The amount of funds available to our Manager or the subsidiaries and entities.

If a subsequent event or development causes any investment, in the opinion of our Manager’s entertainment and finance professionals, to be more appropriate for another Indie Crowd Funder entity or entertainment fund, they may offer the investment to such entity.

Except under any policies that may be adopted by our Manager, which policies will be designed to minimize conflicts among the entertainment funds and other investment opportunities provided on the Indie Crowd Funder Platform, no Indie Crowd Funder Platform investment opportunity will have any duty, responsibility or obligation to refrain from:

·	Engaging in the same or similar activities or lines of business as any Indie Crowd Funder Platform investment opportunity;

·	Doing business with any potential or actual lender, purchaser, supplier, customer or competitor of any Indie Crowd Funder Platform investment opportunity;

·

Engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual lenders, purchasers, suppliers or customers of any Indie Crowd Funder Platform investment opportunity;

·	Establishing material commercial relationships with another Indie Crowd Funder Platform investment opportunity; or

·	Making operational and financial decisions that could be considered to be detrimental to another Indie Crowd Funder Platform investment opportunity.

In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one entertainment fund more than another entertainment fund or limit or impair the ability of any entertainment fund to pursue business opportunities.  In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular entertainment fund that such arrangements or agreements include or not include another entertainment fund, as the case may be.  Any of these decisions may benefit one entertainment fund more than another entertainment fund.

Allocation of Our Affiliates’ Time

We rely on our sponsor’s key entertainment and finance professionals who act on behalf of our Manager, including Mr. Gregory Parker, for the day-to-day operation of our business. Mr. Gregory Parker is also the Chief Executive Officer of our Manager. As a result of his interests in other Indie Crowd Funder entities, his obligations to other investors and the fact that he engages in and he will continue to engage in other business activities on behalf of himself and others, Mr. Gregory Parker will face conflicts of interest in allocating his time among us, our Manager and other Indie Crowd Funder entities and other business activities in which he is involved. However, we believe that our Manager and its affiliates have sufficient entertainment and finance professionals to fully discharge their responsibilities to the Indie Crowd Funder entities for which they work.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Manager’s officers and directors and the key entertainment and finance professionals of our Manager. Among other matters, these compensation arrangements could affect their judgment with respect to:

·	The continuation, renewal or enforcement of provisions in our operating agreement involving our Manager and its affiliates, or the services agreement between our Manager and us;

·	Public offerings of equity by us, which will likely entitle our Manager to increased fees;

·

Acquisitions of investments at higher purchase prices or servicing and administration of certain Title III offerings at higher percentages, which may entitle our Manager to higher fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of investments from other Indie Crowd Funder entities, might entitle affiliates of our Manager to disposition fees in connection with services for the seller;

·	Whether and when we seek to list our common shares on a stock exchange or other trading market;

·

Whether we seek shareholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key entertainment and finance professionals of our Manager who are performing services for us on behalf of our Manager for consideration that would be negotiated at that time and may result in these entertainment and debt finance professionals receiving more compensation from us than they currently receive from our Manager;

·	Whether and when we seek to sell the company or its assets; and

·	Whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

Duties Owed by Some of Our Affiliates to Our Manager and our Manager’s Affiliates

Our Manager’s officers and directors and the key entertainment and finance professionals performing services on behalf of our Manager are also officers, directors, managers and/or key professionals of:

·         Indie Crowd Funder LLC, our Manager;

·         Indie Crowd Funder, LLC, the owner of the Indie Crowd Funder Platform;

·         Any other subsidiary and or entities.

As a result, they owe duties to each of these entities, their shareholders, members and limited partners. These duties may from time to time conflict with the duties that they owe to us.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Certain Conflict Resolution Measures

Independent Representative

If our Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction”, the Manager will appoint an independent representative (the “Independent Representative”) to protect the interests of the shareholders and review and approve such transactions. Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us. Principal transactions are defined as transactions between our Manager or their affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.

Our Policies Relating to Conflicts of Interest

In addition to the provisions in our operating agreement described below and our Manager’s investment allocation policies described above, we have adopted the following policies prohibiting us from entering into certain types of transactions with our Manager, their officers or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates.

Pursuant to these conflicts of interest policies, we may not engage in the following types of transactions unless the Independent Representative approves such transaction:

·         Sell or loan any investments to our Manager, their officers or any of their affiliates;

We will, however, develop, produce, invest in, distribute, manage and structure motion picture, television, new media, and other entertainment-related productions or investments obtained by our Manager from their officers, investment committee members of their subsidiaries or any of their affiliates regardless if they are interested parties in the transaction.

In addition, pursuant to these conflicts of interest policies, we will neither make any loans to our Manager, our sponsor, their officers or any of their affiliates nor borrow money from our Manager, our sponsor, their officers or any of their affiliates, except as otherwise provided in the offering circular or unless approved by the Independent Representative. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the Manager. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by our Manager, our sponsor, their officers or any of their affiliates.

These conflicts of interest policies may be amended at any time in our Manager’s discretion.

Other Operating Agreement Provisions Relating to Conflicts of Interest

Our operating agreement contains many other restrictions relating to conflicts of interest including the following:

Term of our Manager. Our operating agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances. Our shareholders may remove our Manager at any time with 60 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders. Unsatisfactory financial performance does not constitute “cause” under the operating agreement. Our Manager may withdraw as manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. See “Management—Term and Removal of the Manager”.

Other Transactions Involving Affiliates. Before engaging in a transaction involving an affiliate, our Manager must conclude that all other transactions between us and our Manager, any of their officers or directors, or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. See “Management—Investment Committee of our Manager.”

INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our investment objectives are:

·         To obtain long-term capital appreciation

·         To maintain an attractive and consistent share price

·         To generate a modest income stream for investors

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Manager’s investment committee will review our investment guidelines at least annually to determine whether our investment guidelines continue to be in the best interests of our shareholders.

Investment Strategy

We intend to use substantially all of the net proceeds of this offering to develop, produce, invest in, distribute, manage and structure a diversified portfolio of entertainment investments, through the use of loans (including mezzanine and tax credit loans, and participations in such loans) and equity investments in motion picture industry films and television, between $1 - $5 million dollars per investment. We may also invest in entertainment industry-related debt securities, tax credit financing and other entertainment industry-related assets.

We will seek to create and maintain a diversified portfolio of entertainment investments that generate a modest income stream of attractive and consistent cash distributions, while obtaining growth and liquidity. Our focus on investing in equity and debt instruments will emphasize the payment of current & future returns to investors with an eye on preservation and growth of invested capital as one of our investment objectives. We will have emphasis on seeking long-term capital appreciation from our investments, which is typical of more opportunistic equity-oriented strategies. We will also seek liquidity for investors

Our Manager along with the investment committee of entertainment industry and finance professionals intends to directly develop, produce, manage, structure, underwrite and originate many of the equity and debt products in which we invest as this provides for the best opportunity to control our borrower and partner relationships and optimize the terms of our entertainment investments. Our process, which our management team has successfully developed over their careers in a variety of market conditions and implemented at our sponsor, will involve comprehensive industry, financial, structural, operational and legal due diligence of our borrowers and equity partners in order to optimize pricing and structuring and mitigate risk. We feel the current and future market environment provides a wide range of opportunities to generate compelling entertainment investments with strong risk-return profiles for our shareholders.

Market Overview and Opportunity

The industry as a whole in North America is also thriving. According to the MPAA 2015 Theatrical Market Statistics, 69% of the U.S./Canadian population, ages 2 and over, saw at least one movie throughout 2015. This same report states, the average moviegoer buys 5.6 tickets per year and the average moviegoer will choose to see a feature film in the movie theater 49% of the time. Additionally, information below, highlights the current and future state of the industry as provided by PricewaterhouseCoopers (PWC) Global Entertainment and Media Outlook 2014 – 2018 and Nielsen Q1. 2016 Total Audience reports.

Filmed entertainment revenue will surpass US$100bn in 2017 as emerging markets drive growth. Globally, filmed entertainment revenue will rise at a CAGR of 4.5% from US$88.3bn in 2013 to US$110.1bn in 2018, passing US$100bn in 2017. While some of this expansion will be driven by growing demand in emerging markets, notably China, mature markets such as the US, the UK and Japan will also continue to grow.

Box office resilience underscores the continuing popularity of the cinematic experience. Global box office revenue will exceed revenue from physical home video in 2014 and grow over the forecast period to US$45.9bn by 2018, from US$36.1bn in 2013, at a 4.9% CAGR.

Americans continue to consume more content daily. U.S. adults spent 10 hours, 39 minutes a day consuming media in the first quarter of 2016. That’s up a full hour from the first quarter of 2015, and it’s thanks to a substantial increase in Smartphone and tablet usage, according to Nielsen’s Q1 2016 Total Audience Report.

China will provide a challenge and an opportunity. China will overtake Japan to become the world’s third-largest market for filmed entertainment (behind the US and UK) in 2018. Total revenue in China will reach US$7.0bn, up from US$3.8bn in 2013, at a CAGR of 13%.

We believe the overall state of the domestic theatrical release window is healthy

The genre dedicated to scaring audiences has a long history of increased profits potential. Horror genre is the last genre in which audiences do not expect lots of special effects and expensive star power. This genre is built on low budgets and practical conventions such as jump scares and gory content. Movies such as The Blair Witch Project and Paranormal Activity helped to bring a new spin to the genre by introducing found footage storytelling.

The horror genre is now concept driven and often does not need major acting star talent, which keeps budgets ultra-low and profit potential high. The examples listed below display several horror films budget and the profits associated with each, which can potentially be as much as twenty or more times its budget.

Title	Budget	Dom. Gross	WW. Gross
The Blair Witch Project	$60,000	$140,539,099	$248,639,099
Paranormal Activity	$450,000	$107,918,810	$193,335,800
The Grudge	$10 million	$110,359,362	$187,281,115
The Ring	$48 million	$129,128,133	$249,348,933
The Conjuring	$20 million	$137,400,141	$318,000,141
Halloween	$325,000		$47,000,000
Friday The 13th	$500,000	$39,000,000
The Purge	$3 million	$64,473,115	$89,328,627
Saw	$1.2 million	$56,000,369	$103,911,669
Paranormal Activity 5	$5 million	$32,462,372	$90,904,854
Texas Chainsaw Massacre (2003)	$9.5 million	$80,571,655	$107,071,655
Don’t Breathe (as of 9/12/16)	$9.9 million	$66,873,383	$87,721,949

All figures provided by boxofficemojo.com and only reflect theatrical revenue gross.

PAST PERFORMANCE INDICATED IN THIS CHART IS NOT INDICATIVE OF FUTURE RESULTS. INVESTORS SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE SUCH STATEMENTS ARE INHERENTLY UNCERTAIN AND INVOLVE RISKS. NO RETURNS ARE GUARANTEED AND THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.

Targeted Assets and Investments

We will seek to develop, produce, invest in, distribute, manage and structure a diversified portfolio of horror genre entertainment investments, between $1 - $5 million dollars per investment. We expect to use substantially all of the net proceeds from this offering to develop, produce, invest in, distribute, manage and structure motion picture, television, new media, and other entertainment-related production financing, equity investments, mezzanine loans, and participations in such financing and investments (“Entertainment Properties”). We may also invest in entertainment-related equity securities, debt securities, tax credit financing, and other entertainment-related assets.

Acquiring Assets and Investments

Every feature film starts with the creation of a screenplay, which is used as the blueprint to every great entertainment investment. The fund will seek out high quality investment opportunities through several industry standard avenues to ensure our investors are financing the best horror genre material possible.

Investment Committee. Our Investment Committee is comprised of entertainment industry professional writers, directors and producers, whom all have worked on notable motion pictures to included notable horror genre films and have an eye for commercial screenplays. Each investment committee member will set the investment criteria and review investment opportunities for consideration and for inclusion in the production slate.

Partners. Our Manager intends to partner with screenplay evaluation and repository 3rd party service providers to obtain investment opportunities. Companies like he Black List and Script Shark provide entertainment industry producers and production companies with lists of industry evaluated screenplays that meet the upmost highest quality. These services are so popular that their yearly list of the top 100 unproduced screenplays are major industry news and many of the past decades award winning films come from these very lists.

Contests. Our Manager intends to operate a cost effective entertainment industry wide contest that will provide access to new investment opportunities (talented writers with unique voices) and visions of reinventing horror. Entry fees per submission will cover the cost per contest and the winning submission will have their screenplay purchased by us for production and receive an opportunity to work with our esteemed Investment Committee members.

Innovation Lab. Our Manager intends to setup and operate a custom space, within the Fund Manager’s offices, where innovative industry professionals can gather and discuss the latest technology, story ideas and methods to push the boundaries of horror thereby creating investment opportunities. The truly innovative ideas that come from the lab can become the basis of an exciting and genre changing investments.

Investment Risk Reduction

Our Manager intends to minimize the risk to our investment portfolio by utilizing several industry standard financing methods to reduce our exposure to loses on a per project basis. This financing method involves elements that can potentially reduce our investment exposure by as much as 50% per project or investment while retaining full profit potential.

Minimal Investment. Our Manager will comment between $1 - $5 million dollars of funding per investment. This minimal production cost per investment allows us to maximize profit potential and broaden our portfolio of investments, thereby reducing risk exposure to our capital.

Equity Crowdfunding. Utilizing our Managers’ FINRA & SEC registered funding portal, we will offer up to $1 million (USD) in common shares to retail investors on a per project basis. This public stock sales reduces our exposures by as much as $1 million(USD) on each investment. Note: We are not offering common shares in our company, but the asset production company, and all equity will be subordinate to our recoupment position.

Tax Credit Recoupment. Many states and foreign government jurisdictions offer industry producers lucrative payments in the form of tax refund or rebate that can amount to as much as 35% of the production costs. This standard financing methods generally takes the form of a mezzanine or tax credit loan. Monies will be loaned to the production minus a fee percentage. Upon completion of filming the all funds are then recouped from the government jurisdictions, thereby offsetting investment exposure by as much as 35%.

Presales. We will see to use the standard industry practice for high level producers and take assets to distribution markets and presale to distributors in foreign territories for a small upfront fee. These payments from known distributors have the potential to offset the funds risk exposure by as much as 25%.

Distribution of Investments

Distribution is the primary key to any entertainment investment, maximizing its potential to generate a profit. Studios and mini majors own the largest distribution networks within the industry and often charge a 12 – 15% first dollar fee.

Theatrical Exhibition. We will seek a domestic distribution partnership for theatrical releases with a studio (Sony, Fox, Paramount, NBC Universal, etc.) or mini-major (Lionsgate, MGM, CBS Corp, Participant Media, Relativity, etc.). Our Managers cannot guarantee the acquisition of a deal with either distributor but it is our intent to obtain one that requires a minimum of 600 screen release per project.

Ancillary/Post First Window. We will negotiate all pay-per-view, television (FX, AMC), SVOD (Netflix, Hulu), digital rental (iTunes, Amazon), etc. distribution deals, maximizing profit potential for our investors and eliminating unnecessary distribution fees for channels the fund can control.

Other Possible Investments

Although we expect that most of our investments will be of the types described above, we may make other investments, such as international entertainment investments. In fact, we may invest in whatever types of interests in entertainment- or debt-related assets that we believe are in the best interests of our investors. Although we can purchase any type of interest in entertainment- or debt-related assets, our conflicts of interest policy and operating agreement do limit certain types of investments involving our Manager, our sponsor, their officers or any of their affiliates. See “Conflicts of Interest—Certain Conflict Resolution Measures.”

Investment Process

Our Manager has the authority to make all the decisions regarding our investments consistent with the investment guidelines approved by our Manager’s investment committee and subject to the limitations in our operating agreement and the direction and oversight of our Manager’s investment committee. Our Manager’s can approve all investments that are consistent with the investment committee adopted investment guidelines when acquiring such assets on our behalf. We will not, however, purchase or lease assets in which our Manager, any of our officers or any of their affiliates has an interest without a determination by the Independent Representative that such transaction is fair and reasonable to us and at a price to us that is not materially greater than the cost of the asset to the affiliated seller or lessor. In the event that two or more members of the investment committee are interested parties in a transaction, the Independent Representative will consider and vote upon the approval of the transaction. Our Manager’s investment committee will formally review at a duly called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our Manager’s investment committee.

Our Manager will focus on the direct origination and select purchasing of commercial real estate loans. It will source our investments from new or existing customers, former and current financing and investment partners, third party intermediaries, competitors looking to share risk and securitization or lending departments of major financial institutions.

In selecting investments for us, our Manager will utilize an established investment and entertainment industry process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our Manager will consider when evaluating prospective investment opportunities include but are not limited to:

·         Macroeconomic conditions that may influence operating performance;

·         Entertainment industry market factors that may influence lending and/or economic performance of the entertainment property;

·         Fundamental analysis of the underlying entertainment property, production costs and the asset’s overall competitive position in its market;

·         The operating expertise and financial strength of the Manager or borrower;

·         Entertainment industry market conditions affecting the underlying real estate collateral;

·         The cash flow in place and projected to be in place;

·         The appropriateness of the entertainment property and underline costs and timing associated with it;

·         Review of third-party reports, pre-sales appraisals, tax credit and other reports;

·         The overall structure of the investment and any and all documentation.

If a potential investment meets our Manager’s criteria, our Manager will review the proposed transaction structure, including security, reserve requirements, due diligence reports, cash flow script, project plan, production budget, production schedule, call protection and recourse provisions and other document. Our Manager will evaluate the asset’s position within the overall capital structure and its rights in relation to other capital projects. Our Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the underlying entertainment property.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our Manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations. Our Manager’s investment committee will monitor the overall portfolio risk and levels of provision for loss.

Equity Capital Policies. Under our operating agreement, we have authority to issue an unlimited number of additional common shares or other securities. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares in our company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval. After your purchase in this offering, our Manager may elect to: (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation or to Raven Fund I, LLC pursuant to its commitment to purchase shares under its distribution support commitment. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies

The period that we will hold our investments in entertainment and tax credit loans, entertainment equity and other entertainment-related assets will vary depending on the type of asset, interest rates and other factors. Our Manager will develop a well-defined exit strategy for each investment we make. Our Manager will continually perform a hold-sell analysis on each asset in order to determine the optimal time to hold the asset and generate a strong return to our shareholders. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in our best interests.

Liquidity Event

Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our shareholders within three years from the completion of this offering. While we expect to seek a liquidity transaction earlier then this time frame, however, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our Manager has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or a roll-off to scheduled maturity of our assets, a sale or merger of the company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our common shares on a OTC, national securities exchange or a similar transaction. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

PLAN OF OPERATION

General

We are a newly organized Wyoming limited liability company formed to develop, produce, invest in, distribute, manage and structure a diversified portfolio of horror genre entertainment investments, between $1 and $5 million dollars per investment. We expect to use substantially all of the net proceeds from this offering to develop, produce, invest in, distribute, manage and structure motion picture, television, new media, and other entertainment-related production financing, equity investments, mezzanine loans, and participations in such financing and investments (“Entertainment Properties”). We may also invest in entertainment-related equity securities, debt securities, tax credit financing, and other entertainment-related assets

We are externally managed by Indie Crowd Funder, LLC, or our Manager, which is an funding portal registered with the Securities and Exchange Commission, or SEC. Indie Crowd Funder, LLC, owns and operates an online investment platform www.indiecrowdfunder.com (the “Platform”) that allows investors to become equity holders in motion picture opportunities that may have been historically difficult to access for some investors. Through the use of the Platform, investors can browse and screen motion picture investments, view details of an investment and sign legal documents online.

We are offering up to $50,000,000 in our common shares, which represent limited liability company interests in our company, to the public at $1.00 per share. The minimum investment in our common shares for initial purchases is 100 shares, or $100 based on the current per share price. We expect to offer common shares in this offering until we raise the maximum amount being offered, unless terminated by our Manager at an earlier time. The per share purchase price for our common shares will remain $1.00 per share, until our common shares are listed for trading on OTC secondary exchange or other trading markets.

Competition

Our success depends, in large part, on our ability to originate, develop, produce, invest in, distribute, manage and structure investments with attractive risk-adjusted yields. In originating these investments, we compete with other entertainment companies, entertainment funds, specialty finance companies, savings and loan associations, banks, insurance companies, mutual funds, institutional investors, investment banking firms, private funds, other lenders, governmental bodies and other entities, as well as online equity platforms that compete with the Indie Crowd Funder Platform, some of which may have greater financial resources and lower costs of capital available to them than we have. In addition, there maybe other entertainment funds with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, size of loans or equity positions offered and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential loans than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase, originate, develop, produce, invest in, distribute, manage and structure entertainment-related investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of the date of this offering circular, we have not made any investments, and our total assets consist of approximately $1,000 in cash. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We will not commence operations unless we raise a minimum of $2,000,000 in gross offering proceeds from persons who are not affiliated with our Manager or us. If we are unable to raise $2,000,000 in gross offering proceeds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered fund, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We currently have no outstanding debt and have not received a commitment from any lender to provide us with financing. Our targeted portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 20-30% of the greater of the cost (before deducting depreciation or other non cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) in order to quickly build a diversified portfolio of assets. Our Manager may from time to time modify our leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of our assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. However, other than during our initial period of operations, it is our policy to not borrow more than 35% of the greater of cost (before deducting depreciation or other non cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless our Manager’s investment committee approves any excess in borrowing over such level.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Manager. During our organization and offering stage, these payments will include payments for reimbursement of certain organization and offering expenses. During our acquisition and development stage, we expect to make payments to our Manager in connection with the selection, origination, purchase of, develop, produce, invest in, distribute, manage and structure of investments, the management of our assets and costs incurred by our Manager in providing services to us. For a discussion of the compensation to be paid to our Manager, see “Management Compensation”.

Provided we have sufficient available cash flow, we intend to authorize and declare distributions and pay distributions on a quarterly or other periodic basis. We have not established a minimum distribution level.

Related Party Loans and Warehousing of Assets

If we have sufficient funds to acquire only a portion of a entertainment tax credit loans or other equity investments then, in order to cover the shortfall, we will obtain a related party loan from, or issue a participation interest to, Raven Fund I or its affiliates. Our operating agreement expressly authorizes us to enter into such related party loans and to issue such participation interests. Each related party loan and participation interest will be an unsecured obligation of ours, that is payable solely to the extent that such related party loan or participation interest remains outstanding. As we sell additional common shares in this offering, we will use the proceeds of such sales to pay down the principal and interest of the related party loan or the principal of the outstanding participation interests, as appropriate, reducing the payment obligation of the related party loan or participation interest, and our obligation to the holder of the related party loan or participation interest. We may also utilize related party loans, from time to time, as a form of leverage to acquire investments.

In instances where a participation interest is outstanding, payments of the participation interest will be pari passu (i.e., of equal seniority) to our right to payment from the underlying asset, and any payments received from the underlying asset will be subsequently distributed pro rata (i.e., in equal proportion to their proportionate interest) among us and the participation interest holder. In the event that we sell a sufficient number of common shares through this offering to fully extinguish the principal of an outstanding participation interest, we will repay the participation interest, and, other than any accrued but unpaid return due to it from the underlying asset, the holder of the participation interest will no longer hold any obligation of ours with regard to payment. It is anticipated that each participation interest will have a varying return that is dependent upon, and will generally be identical to, the projected return on the underlying asset.

As an alternative means of acquiring entertainment and tax credit loans or other investments for which we do not yet have sufficient funds, Raven Fund I or its affiliates may close and fund each loan or other equity investment prior to it being acquired by us. This ability to warehouse investments allows us the flexibility to deploy our offering proceeds as funds are raised. We may then acquire such investment at a price equal to the fair market value of such investment, which will generally equal the cost of the investment (including reimbursements for servicing fees and accrued interest, if any), so there is no mark-up (or mark-down) at the time of our acquisition.

Results of Operations

We were formed on September 15, 2016 and, as of the date of this offering circular, we have not commenced operations. We will not commence any significant operations until we have raised $2,000,000 from persons who are not affiliated with our Manager or us.

Market Outlook — Entertainment Market

The industry as a whole in North America is also thriving. According to the MPAA 2015 Theatrical Market Statistics, 69% of the U.S./Canadian population, ages 2 and over, saw at least one movie throughout 2015. This same report states, the average moviegoer buys 5.6 tickets per year and the average moviegoer will choose to see a feature film in the movie theater 49% of the time. Additionally, information below, highlights the current and future state of the industry as provided by PricewaterhouseCoopers (PWC) Global Entertainment and Media Outlook 2014 – 2018 and Nielsen Q1. 2016 Total Audience reports.

Filmed entertainment revenue will surpass US$100bn in 2017 as emerging markets drive growth. Globally, filmed entertainment revenue will rise at a CAGR of 4.5% from US$88.3bn in 2013 to US$110.1bn in 2018, passing US$100bn in 2017. While some of this expansion will be driven by growing demand in emerging markets, notably China, mature markets such as the US, the UK and Japan will also continue to grow.

Box office resilience underscores the continuing popularity of the cinematic experience. Global box office revenue will exceed revenue from physical home video in 2014 and grow over the forecast period to US$45.9bn by 2018, from US$36.1bn in 2013, at a 4.9% CAGR.

Americans continue to consume more content daily. U.S. adults spent 10 hours, 39 minutes a day consuming media in the first quarter of 2016. That’s up a full hour from the first quarter of 2015, and it’s thanks to a substantial increase in Smartphone and tablet usage, according to Nielsen’s Q1 2016 Total Audience Report.

China will provide a challenge and an opportunity. China will overtake Japan to become the world’s third-largest market for filmed entertainment (behind the US and UK) in 2018. Total revenue in China will reach US$7.0bn, up from US$3.8bn in 2013, at a CAGR of 13%.

We believe the overall state of the domestic theatrical release window is healthy, with receipts on an upward swing for horror related feature films. According to Nash Information Services 2015 Summary, $389 million at the box office was generated by horror films. That same report highlights that 24 horror related feature films were distributed in wide release (600+ screens) and over 46.1 million tickets were sold to horror seeking moviegoers.

The genre dedicated to scaring audiences has a long history of increased profits potential. Horror genre is the last genre in which audiences do not expect lots of special effects and expensive star power. This genre is built on low budgets and practical conventions, such as jump scares and gory content. Movies such as The Blair Witch Project and Paranormal Activity helped to bring a new spin to the genre by introducing found footage storytelling. This unique way of storytelling spawned many copycats and has even pushed into other genres. Features like The Purge added a new twist to horror by creating what if government situations that pushed murder and gore into a unique high.

The horror genre is now concept driven and often does not need major acting star talent, which keeps budgets ultra-low and profit potential high. The examples listed below display several horror films budget and the profits associated with each, which can potentially be as much as twenty or more times its budget.

Title	Budget	Dom. Gross	WW. Gross
The Blair Witch Project	$60,000	$140,539,099	$248,639,099
Paranormal Activity	$450,000	$107,918,810	$193,335,800
The Grudge	$10 million	$110,359,362	$187,281,115
The Ring	$48 million	$129,128,133	$249,348,933
The Conjuring	$20 million	$137,400,141	$318,000,141
Halloween	$325,000		$47,000,000
Friday The 13th	$500,000	$39,000,000
The Purge	$3 million	$64,473,115	$89,328,627
Saw	$1.2 million	$56,000,369	$103,911,669
Paranormal Activity 5	$5 million	$32,462,372	$90,904,854
Texas Chainsaw Massacre (2003)	$9.5 million	$80,571,655	$107,071,655
Don’t Breathe (as of 9/12/16)	$9.9 million	$66,873,383	$87,721,949

All figures provided by boxofficemojo.com and only reflect theatrical revenue gross.

PAST PERFORMANCE INDICATED IN THIS CHART IS NOT INDICATIVE OF FUTURE RESULTS. INVESTORS SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE SUCH STATEMENTS ARE INHERENTLY UNCERTAIN AND INVOLVE RISKS. NO RETURNS ARE GUARANTEED AND THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor any of our subsidiaries, are required to register as investment companies under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We anticipate that we will hold entertainment-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

We intend, directly or through our subsidiaries, to originate, develop, produce, invest in, distribute, manage and structure a diversified portfolio of horror genre entertainment investments. We expect to use substantially all of the net proceeds from this offering to develop, produce, invest in, distribute, manage and structure motion picture, television, new media, and other entertainment-related production financing, equity investments, mezzanine loans, and participations in such financing and investments (“Entertainment Properties”). We may also invest in entertainment-related equity securities, debt securities, tax credit financing, and other entertainment-related assets

We will monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act. The securities issued by any wholly-owned or majority-owned subsidiary that we may form and that are excluded from the definition of   “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

In addition, we believe that neither we nor certain of our subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to entertainment industry. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. The determination of whether an entity is a majority-owned subsidiary of our company is made by us. We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results. Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Valuation of Financial Instruments

Proper valuation of financial instruments is a critical component of our financial statement preparation. ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between marketplace participants at the measurement date (i.e., the exit price).

We will categorize our financial instruments, based on the priority of the inputs to the valuation technique, into a three level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded on the condensed consolidated balance sheets will be categorized based on the inputs to the valuation techniques as follows:

·         Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market (examples include active exchange-traded equity securities, listed derivatives, most U.S. Government and agency securities, and certain other sovereign government obligations).

·         Financial assets and liabilities whose values are based on the following:

·         Quoted prices for similar assets or liabilities in active markets (for example, restricted stock);

·         Quoted prices for identical or similar assets or liabilities in non-active markets (examples include corporate and municipal bonds, which trade infrequently);

·         Pricing models whose inputs are observable for substantially the full term of the asset or liability (examples include most over-the-counter derivatives, including interest rate and currency swaps); and

·         Pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability (for example, certain mortgage loans).

Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability (examples include private equity investments, commercial mortgage backed securities, and long-dated or complex derivatives including certain foreign exchange options and long dated options on gas and power).

The fair values of our financial instruments will be based on observable market prices when available. Such prices will be based on the last sales price on the date of determination, or, if no sales occurred on such day, at the “bid” price at the close of business on such day and if sold short at the “asked” price at the close of business on such day. Interest rate swap contracts will be valued based on market rates or prices obtained from recognized financial data service providers. Generally a recognized financial data service provider will provide these prices.

Fair Value Option

ASC 825 “Fair Value Option for Financial Assets and Financial Liabilities” (“ASC 825”) provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. Changes in fair value for assets and liabilities for which the election is made will be recognized in earnings as they occur. ASC 825 permits the fair value option election on an instrument by instrument basis at initial recognition. We will determine the fair value of financial assets and financial liabilities for which the ASC 825 election is made pursuant to the guidance in ASC 820.

Available for Sale Securities

We will determine the appropriate classification of our investments in securities at the time of purchase and reevaluate such determination at each balance sheet date in accordance with ASC 320 “Accounting for Certain Investments in Debt and Equity Securities” (“ASC 320”). Securities for which we will not have the intent or the ability to hold to maturity will be classified as available for sale securities. We will determine the fair value of our available for sale securities pursuant to the guidance in ASC 820.

Revenue Recognition

We will recognize interest income from our debt investments on an accrual basis over the life of the investment using the effective interest method. We will recognize fees, discounts, premiums, anticipated exit fees and direct cost over the term of the loan as an adjustment to the yield. We will recognize fees on commitments that expire unused at expiration.

We will recognize interest income from available for sale securities on an accrual basis over the life of the investment on a yield-to-maturity basis.

Credit Losses, Impairment and Allowance for Doubtful Accounts

We will assess whether unrealized losses on the change in fair value on our available for sale securities reflect a decline in value which is other than temporary in accordance with EITF 03-1 “The Meaning of Other than Temporary Impairment and its Application to Certain Investments.” If it is determined the decline in value is other than temporary, the impaired securities will be written down through earnings to their fair values. Significant judgment of management is required in this analysis, which includes, but is not limited to, making assumptions regarding the collectability of the principal and interest, net of related expenses, on the underlying loans.

We will establish allowances for debt investment losses based upon a periodic review of the loan investments. Income recognition will generally be suspended for the investments at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the suspended investment becomes contractually current and performance is demonstrated to be resumed. In performing this review, management will consider the estimated net recoverable value of the investment as well as other factors, including the fair market value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the economic situation of the region where the borrower does business. Because this determination will be based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized from the investments may differ materially from the carrying value at the balance sheet date.

DESCRIPTION OF OUR COMMON SHARES

The following descriptions of our common shares and operating agreement, which will be in effect upon consummation of this offering, are summaries and are qualified by reference to Wyoming law, our certificate of formation and our operating agreement, copies of which are filed as exhibits to the offering statement of which this offering circular is a part.

General

We are a Wyoming limited liability company organized on September 15, 2016 under the Wyoming Limited Liability Company Act, issuing limited liability company interests.  The limited liability company interests in our company will be denominated in common shares of limited liability company interests (“common shares”) and, if created in the future, preferred shares of limited liability company interests (“preferred shares”).  Our operating agreement provides that we may issue an unlimited number of common shares with the approval of our Manager and without shareholder approval.

All of the common shares offered by this offering circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the common shares, as determined by our Manager, the holders of such shares will not be liable to us to make any additional capital contributions with respect to such shares.  Holders of common shares have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of our company and no preferential rights to distributions.

We intend to have a December 31st fiscal year end. In addition for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016.

Distributions

We expect that our Manager may declare distribution with a daily record date, and pay distribution semi-annually in arrears commencing in the first full 6 months after the 6 months in which we make our first entertainment-related investment. Shareholders will be entitled to declared distributions on each of their shares from the time the shares are issued to the shareholder.

We are not prohibited from distributing our own securities in lieu of making cash distribution to shareholders. Our operating agreement also gives the Manager the right to distribute other assets rather than cash.  The receipt of our securities or assets in lieu of cash distributions may cause shareholders to incur transaction expenses in liquidating the securities or assets. We expect to list our common shares on a stock exchange or other trading market; therefore we do expected that a public market for the common shares will develop.

Our goal is to fund the payment of distributions solely from cash flow from operations. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that during the early stages of our operations and from time to time thereafter, we may not declare distributions. Additionally, we will make certain payments to our Manager for services provided to us. See “Management Compensation.” Such payments will reduce the amount of cash available for distributions and we may need to forgo our distributions. The method, amount and timing of any distributions are at the sole discretion of our Manager.

Our distributions will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.

Voting Rights

Our common shareholders will have voting rights only with respect to certain matters, as described below.  Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders.  Generally, matters to be voted on by our shareholders must be approved by either a majority or supermajority, as the case may be, of the votes cast by all common shares present in person or represented by proxy.  If any such vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

The following circumstances will require the approval of holders representing a majority or supermajority, as the case may be, of the common shares:

·         Any amendment to our operating agreement that would adversely change the rights of the common shares (majority of affected class/series);

·         Removal of our Manager as the manager of our company for “cause” as described under “Management—Term and Removal of the Manager” (two-thirds); and

·         All such other matters as our Manager, in its sole discretion, determines will require the approval of shareholders, or as otherwise required by law.

General Procedures

Public Announcements; Notices.  In the case of specified dispositions, we will publicly announce or otherwise provide specified information to holders of common shares.

Meetings. Our operating agreement provides that special meetings of shareholders may only be called by our Manager. There will be no annual or regular meetings of the Members.

Fractional Shares.  Our Manager will not have to issue or deliver any fractional shares to any holder of common shares upon any distribution under this offering. Instead of issuing fractional shares, we will pay cash for the fractional share in an amount equal to the fair market value of the fractional share, without interest.

Payment of Taxes.  If any person exchanging a certificate representing common shares wants us to issue a certificate in a different name than the registered name on the old certificate, that person must pay any transfer or other taxes required by reason of the issuance of the certificate in another name or establish, to the satisfaction of us or our agent, that the tax has been paid or is not applicable.

Liquidation Rights

In the event of a liquidation, termination or winding up of our company, including if we do not raise the $2,000,000 minimum threshold from third parties, whether voluntary or involuntary, we will first pay or provide for payment of our debts and other liabilities, including the liquidation preferences of any class of preferred shares. Thereafter, holders of our common shares will share in our funds remaining for distribution pro rata in accordance with their respective interests in our company.

Preferred Shares

Section 215(e) of the Delaware LLC Act also specifically authorizes the creation of ownership interests of different classes of limited liability company interests, having such relative rights, powers and duties as the limited liability company agreement may provide, and may make provision for the future creation in the manner provided in the limited liability company agreement of additional classes of membership interests.  In accordance with this provision, our operating agreement provides that our Manager is authorized to provide for the issuance from time to time of an unlimited amount of one or more classes or series of preferred shares of limited liability company interests (“preferred shares”).  Unless otherwise required by law or by any stock exchange, if applicable, any such authorized preferred shares will be available for issuance without further action by our common shareholders.  Our Manager is authorized to fix the number of preferred shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series and without shareholder approval.  As of the date of this offering circular, no preferred shares are outstanding and we have no current plans to issue any preferred shares.

We could issue a class or series of preferred shares that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares.

Transfer Agent and Registrar

As of the date of this offering circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we are required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

OPERATING AGREEMENT

Non-Member Manager

Our operating agreement designates Indie Crowd Funder, LLC, as our non-member manager.  Our Manager will generally not be entitled to vote on matters submitted to our shareholders, although its approval will be required with respect to certain amendments to the operating agreement that would adversely affect its rights.  Our Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager. However, executives, officers, directors and investment committee members of our Manager that are shareholders of our company; and as shareholders they are entitled to any and all distribution, conversion or liquidation rights by virtue of being shareholders as per our operating agreement.

Our operating agreement further provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our shareholders and will not be subject to any different standards imposed by our operating agreement, under any other law, rule or regulation or in equity.

Organization and Duration

We were formed on September 15, 2015, as Raven Fund I, LLC, a Wyoming limited liability company, and will remain in existence until dissolved in accordance with our operating agreement.

Purpose

Under our operating agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Wyoming law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreement relating to such business activity.

Office and Agent.

The principal office of the Company shall be at such place or places of business within or without the State of Wyoming as the Manager may determine. The Company shall continuously maintain a registered agent in the State of Wyoming as required by the Wyoming law.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing a common share, you will be admitted as a member of our company and will be bound by the provisions of, and deemed to be a party to, our operating agreement.  Pursuant to this agreement, each shareholder and each person who acquires a common share from a shareholder grants to our Manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution.  The power of attorney also grants our Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, our operating agreement.

No Fiduciary Relationship with our Manager

We operate under the direction of our Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. Our Manager performs its duties and responsibilities pursuant to our operating agreement. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our shareholders. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our operating agreement limits the liability of our Manager, its officers and directors, our sponsor and our sponsor’s shareholders and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, shareholders and affiliates.

Our operating agreement provides that to the fullest extent permitted by applicable law our Manager, its officers and directors and affiliates will not be liable to us.  In addition, pursuant to our operating agreement, we have agreed to indemnify our Manager, its officers and directors and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the manager or one of our Manager’s directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Amendment of Our Operating Agreement; Exclusive Authority of our Manager to Amend our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of our Manager.  Our Manager will not be required to seek approval of the shareholders to adopt or approve any amendment to our operating agreement, except to the extent that such amendment would limit the rights of the holders of any class or series of shares or would otherwise have an adverse effect on such holders. In such a case, the proposed amendment must be approved in writing by holders representing a majority of the class or series of shares so affected.

Termination and Dissolution

We will continue as a limited liability company until terminated under our operating agreement.  We will dissolve upon: (1) the election of our Manager to dissolve us; (2) the sale, exchange or other disposition of all or substantially all of our assets; (3) the entry of a decree of judicial dissolution of our company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Wyoming law.

Books and Reports

We are required to keep appropriate books of our business at our principal offices.  The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP.  For financial reporting purposes and federal income tax purposes, our fiscal year and our tax year are the calendar year.

Determinations by our Manager

Any determinations made by our Manager under any provision described in our operating agreement will be final and binding on our shareholders, except as may otherwise be required by law.  We will prepare a statement of any determination by our Manager respecting the fair market value of any properties, assets or securities, and will file the statement with our company secretary.

Restrictions on Ownership and Transfer

In addition, if our Manager determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our shares, our Manager may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem our shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Any certificates representing our shares will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common shares or otherwise be in the best interest of the holders of the common shares.

Personal Conduct Repurchase Right

Our operating agreement provides that we may elect to repurchase, at a price equal to $1.00 per share until the OTC or national stock exchange per share value thereafter, all or part of the common shares held by an investor in the event that such investor fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon us, as determined by the Manager in its sole and absolute discretion. The purchase price will be payable to the investor in a single payment, with the payment becoming due fifteen (15) business days following the date on which we provide notice to the investor of our decision to repurchase the common shares.

Prospect of Roll-Up/Public Listing

Our Manager may determine that it is in our best interest to (i) contribute to, or convert the company into, an alternative vehicle, through consolidation, merger or other similar transaction with other companies, some of which may be managed by our Manager or its affiliates (a “Roll-Up”) or (ii) list our shares (or shares of the Roll-Up vehicle) on a national securities exchange.   In connection with a Roll-Up, shareholders may receive from the Roll-Up vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as our Manager deems fair and reasonable, provided, however, that our Manager will be required to obtain approval of shareholders holding a majority of the outstanding common shares if required by applicable laws or regulations.

Authorized but Unissued Shares

Our operating agreement authorizes us to issue additional common shares or other securities of our company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares of our company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over us by means of a tender offer, merger or otherwise.

Valuation Policies

We may engage an independent valuation expert with expertise in appraising entertainment and tax credit loans and equity assets to provide annual valuations of certain entertainment assets and investments, including related liabilities, to be set forth in individual appraisal reports of the underlying real estate, and to adjust those valuations for events known to the independent valuation expert that it believes are likely to have a material impact on previously provided estimates of the value of the affected entertainment assets and investments and related liabilities. Our entertainment assets will consist primarily of a diversified portfolio of entertainment, tax credit and mezzanine loans, entertainment equity and other entertainment-related assets where the underlying collateral will typically be commercial real estate or security interest therein. Our entertainment related liabilities will consist primarily of related party loans and participation interests, as described in “Plan of Operations—Related Party Loans and Warehousing of Assets”. In addition, our assets will include liquid assets and securities classified as held to maturity, which will not be valued by our independent valuation expert, and cash and cash equivalents. We will amortize asset acquisition costs over the duration of the entertainment asset. In the instances of assets with uncertain durations, we will amortize asset acquisition costs over five years. Our liabilities will also include accrued fees and operating expenses, accrued distributions payable, accrued management fees and, to the extent we are using margin, trade payables incurred in the ordinary course of business, which will be estimated by our Manager. Our Manager will be responsible for ensuring that the independent valuation expert discharges its responsibilities in accordance with our valuation guidelines, and will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility.

Reports to Shareholders

Our operating agreement requires that we prepare an annual report and deliver it to our common shareholders within 120 days after the end of each fiscal year. Our Manager is required to take reasonable steps to ensure that the annual report complies with our operating agreement provisions and with applicable securities laws.

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. In addition, we will provide you directly with periodic updates, including offering circulars, offering circular supplements, quarterly pricing supplements, quarterly information statements and other information.

We will provide such periodic updates electronically through the Indie Crowd Funder Platform website at www.indiecrowdfunder.com, and documents will be provided electronically. You may access and print all periodic updates provided through our website. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. We will provide you with paper copies at any time upon request. The contents of the Indie Crowd Funder Platform website are not incorporated by reference in or otherwise a part of this offering circular.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the acquisition, holding, and disposition of our common shares. For purposes of this section, references to “we,” “us” or “our company” means only Raven Fund I, LLC and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances or to shareholders subject to special tax rules, such as:

·         U.S. expatriates;

·         Persons who mark-to-market our common shares;

·         Subchapter S corporations;

·         U.S. shareholders who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

·         Financial institutions;

·         Insurance companies;

·         Broker-dealers;

·         Regulated investment companies;

·         Trusts and estates;

·         Holders who receive our common shares through the exercise of employee stock options or otherwise as compensation;

·         Persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

·         Persons subject to the alternative minimum tax provisions of the Code;

·         Persons holding our common shares through a partnership or similar pass-through entity;

·         Persons holding a 10% or more (by vote or value) beneficial interest in our company;

·         Tax exempt organizations, except to the extent discussed below in “—Taxation of Our Company—Taxation of Tax Exempt U.S. Shareholders;” and

·         Non-U.S. persons (as defined below), except to the extent discussed below in “—Taxation of Our Company—Taxation of Non-U.S. Shareholders.”

This summary assumes that shareholders will hold our common shares as capital assets, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our common shares who for U.S. federal income tax purposes is:

·         A citizen or resident of the United States;

·         A corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

·         An estate whose income is subject to U.S. federal income taxation regardless of its source; or

·         Any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. shareholder is a beneficial owner of our common shares who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our common shares who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. shareholder is a beneficial owner of our common shares who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES.

Taxation of Our Company

We intend to elect to commence with the taxable year ending December 31, 2017. We believe that we have been organized, owned and operated in conformity with the requirements for qualification under the US Tax Code, and that our proposed ownership, organization and method of operation will enable us to meet the requirements for qualification for taxation under the Code.

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations.

Distributions

Distributions made to our taxable U.S. shareholders out of our current or accumulated earnings and profits, and may or may not be designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. As discussed above, if we realize excess inclusion income and allocate it to a taxable U.S. shareholder, that income cannot be offset by net operating losses of such shareholder.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. shareholders will increase their adjusted tax basis in our common shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. shareholders who are individuals and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. shareholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder’s common shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. shareholder’s common shares, they will be treated as gain from the disposition of the shares and thus will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions. Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor do they affect the character of any distributions that are actually made by us.

Dispositions of Our Common Shares

In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of shares of our common shares will be subject to a maximum U.S. federal income tax rate of 20%, if such shares were held for more than one year, and may be taxed at ordinary income rates (of up to 39.6%) if such shares were held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the shares have not been held for more than one year), and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. shareholder as long-term capital gain.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. shareholder with respect to our common shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common shares.

Medicare Tax on Unearned Income

U.S. shareholders that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common shares.

Taxation of Tax Exempt U.S. Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Tax exempt U.S. shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

Tax exempt U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our common shares.

Taxation of Non-U.S. Shareholders

General

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where a non-U.S. shareholder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, dividend income received in respect of our common shares and gain from the sale of our common shares generally will be “effectively connected income” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. shareholder that is a corporation. Additionally, non-U.S. shareholders that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our common shares is not effectively connected to a U.S. trade or business of the non-U.S. shareholder and that the non-U.S. shareholder is not present in the U.S. for more than 183 days during any taxable year.

Ordinary Dividends

The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends. In addition, any portion of the dividends paid to non-U.S. shareholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

Non-Dividend Distributions

A non-U.S. shareholder should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. shareholder generally will not be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock unless our stock constitutes a USRPI. If our stock is a USRPI, distributions in excess of both our earnings and the non-U.S. shareholder’s basis in our stock will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 10% of any distributions to non-U.S. shareholders in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. shareholder’s tax basis in our stock). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. shareholder, and may be refundable to the extent such withheld amounts exceed the shareholder’s actual U.S. federal income tax liability. Even in the event our stock is not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the shareholder’s actual U.S. federal income tax liability.

Capital Gain Dividends

Subject to an exception that may apply if our stock is regularly traded on an established securities market, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. shareholders of gain attributable to the sale of a USRPI will be treated as ECI and subject to 35% withholding. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. shareholder that is a corporation. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. shareholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look through rule also applies to distributions in redemption of shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. shareholder does not own more than 5% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our common shares become “regularly traded” on an established securities exchange in the future.

Dispositions of Our Common Shares

A sale of our common shares by a non-U.S. shareholder generally will not be subject to U.S. federal income tax unless our shares are a USRPI. If our shares are a USRPI, gain from the sale of our shares would be ECI to the non-U.S. shareholder. If our shares are not a USRPI, gain from the sale of our shares would not be subject to U.S. federal income tax.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. shareholder with respect to our common shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common shares. Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a liquidating distribution with respect our shares would be ECI to the non-U.S. shareholder and (ii) if our shares are not a USRPI, gain from a liquidating distribution with respect to our shares would not be subject to U.S. federal income tax.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exception described above that may apply to a holder of no more than 5% of our common shares if our common shares are regularly traded on an established securities market, distributions in redemption of our common shares and liquidating distributions to non-U.S. shareholders will be treated as ECI and subject to 35% withholding, and also potentially subject to branch profits tax in the case of corporate non-U.S. shareholders, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our stock is a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. shareholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common shares conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts and FATCA

Federal legislation commonly referred to as “FATCA” currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” and certain other non-U.S. entities and will impose withholding taxes with respect to payments of disposition proceeds of U.S. securities realized after December 31, 2018. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. shareholders who own shares of our common shares through foreign accounts or foreign intermediaries and certain non-U.S. shareholders. The legislation imposes a 30% withholding tax on dividends currently on, and will impose a 30% withholding tax on gross proceeds from the sale or other disposition of, our common shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Non-U.S. Taxes

We and our shareholders may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our common shares.

Legislative or Other Actions Affecting Us

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common shares.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in our common shares (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making our common shares available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in our common shares (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our common shares, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in our common shares by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in our common shares is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in our common shares (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in our common shares should consult with their counsel to determine whether an investment in our common shares would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

·         In securities issued by an investment company registered under the Investment Company Act;

·         In “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

·         In an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

·         In which equity participation by “benefit plan investors” is not significant.

The shares will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, while our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded.

Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” to redeem their shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in our common shares.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common shares.

PLAN OF DISTRIBUTION

We are offering up to $50,000,000 in our common shares pursuant to this offering circular. Our common shares being offered hereby will be only be offered by associated persons of Raven Fund I, LLC through the Indie Crowd Funder Platform at www.indiecrowdfunder.com. In conducting this offering, the associated persons of Raven Fund I intend to rely on the exemption from registration contained in Exchange Act Rule 3a4-1. For additional information about the Indie Crowd Funder Platform, please see “Offering Summary—About the Indie Crowd Funder Platform.”

The Indie Crowd Funder Platform is subject to the registration requirements of Section 304 of the JOBS Act because it does offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does meet the definition of a “funding portal” and is registered with the SEC and FINRA as a funding portal.

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Indie Crowd Funder Platform website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase our common shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this offering circular, and wire funds for its subscription amount in accordance with the instructions provided therein.

Settlement will be delayed for subscriptions agreements delivered before the $2,000,000 minimum threshold is met until such minimum threshold is met, and, after such minimum threshold is met, may occur up to 15 days after a prospective investor submits a subscription agreement, depending on the volume of subscriptions received. An investor will become a member of our company, including for tax purposes, and the shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Manager accepts the investor as a member. The number of shares issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

State Law Exemption and Offerings to “Qualified Purchasers”

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Certificates Will Not be Issued

We will not issue paper certificates. Instead, our common shares will be recorded and maintained on our company’s membership register.

Transferability of our Common Shares

Our common shares are generally freely transferable by our shareholders subject to any restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of our operating agreement related to compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation. The transfer of any our common shares in violation of the operating agreement will be deemed invalid, null and void, and of no force or effect. Any person to whom our common shares are attempted to be transferred in violation of the operating agreement will not be entitled to vote on matters coming before the shareholders, receive distributions from our company or have any other rights in or with respect to our common shares. We will not have the ability to reject a transfer of our common shares where all applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement, are satisfied.

Escrow

The proceeds of this offering will be placed into an escrow account until we have raised at least the minimum threshold is met in this offering. At the time the minimum threshold is met, the escrow agent will release funds and investors will become shareholders. If we do not meet the minimum threshold within 12 months after commencing the offering, we will cancel the offering and the escrow agent will release all investors from their commitments.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our common shares, these materials will not give a complete understanding of this offering, us or our common shares and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our common shares.

Offering Circular Supplements and Post-Qualification Amendments

In accordance with the Securities Act Industry Guide 5, we may undertake to:

·         To file a sticker supplement pursuant to Rule 253(g) under the Securities Act during the distribution period describing each real estate-related asset not identified in the offering circular at such time as there arises a reasonable probability that such asset will be acquired and to consolidate all such stickers into a post-qualification amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement shall disclose all compensation and fees received by our Manager and its affiliates in connection with any such acquisition. Where appropriate, the post-qualification amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X for properties acquired during the distribution period; and

·         To file, after the end of the distribution period, a current report on Form 1-U containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, where applicable, to reflect each subscription made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase our common shares who satisfy the “qualified purchaser” standards should proceed as follows:

·         Read this entire offering circular and any supplements accompanying this offering circular.

·         Complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this offering circular.

·         Provide ACH instructions to us for the full purchase price of our common shares being subscribed for.

By executing the subscription agreement and paying the total purchase price for our common shares subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser”, and that such subscription for common shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

The minimum offering amount is $2,000,000 and third party escrow agent will not release funds until such time as we have received subscriptions equaling the minimum offering amount. Prior to our achieving the minimum offering amount, subscribers may revoke their subscription by providing us with a written notice requesting such rescission, to be sent to the following address:

Raven Fund I, LLC

Attention: Investor Relations

1901 Avenue Of The Stars, 2nd Floor

Los Angeles, CA 90067

Following the date on which the minimum offering amount has been achieved, subscriptions will be accepted or rejected within 30 days of receipt by us. We have until the date that is twelve months after the date of this offering circular to achieve the minimum offering amount.

We will not draw funds from any subscriber until the date we achieve the minimum offering amount or the date your subscription is accepted, whichever is later. If we accept your subscription, we will email you a confirmation.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least 100 common shares in this offering, or $100 based on the current per share price. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our common shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100.

EXPERTS

The balance sheet of Raven Fund I, LLC as of October 12, 2016 included in this preliminary offering circular and elsewhere in the offering statement has been so included in reliance upon the report of Jason M. Tyra, CPA, PLLC, Certified Public Accountant, upon the authority as an expert in accounting and auditing in giving the said report.

We have not and may not engaged an independent valuation services firm, and do not intend to do so until such time as we are required to do so. As further described under “Description of our Common Shares—Valuation Policies”.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Raven Fund I, LLC

c/o Indie Crowd Funder, LLC

Attn: Investor Relations

1901 Avenue Of The Stars

2nd Floor

Los Angeles, CA 90067

ravenfund1@indiecrowdfunder.com

(310) 461-1676

Within 120 days after the end of each fiscal year we will provide to our shareholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to shareholders.

Raven Fund I, LLC

Managed by

Indie Crowd Funder, LLC.

UP TO $50,000,000 IN COMMON SHARES

OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this offering circular. If any such information or statements are given or made, you should not rely upon such information or representation. This offering circular does not constitute an offer to sell any securities other than those to which this offering circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This offering circular speaks as of the date set forth above. You should not assume that the delivery of this offering circular or that any sale made pursuant to this offering circular implies that the information contained in this offering circular will remain fully accurate and correct as of any time subsequent to the date of this offering circular.

October 17, 2016